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Exhibit 4.1

MICRON TECHNOLOGY, INC.
as Issuer

and

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee

Indenture

Dated as of May [    •    ], 2007

$1,100,000,000
[    •    ]% Convertible Senior Notes due June 1, 2014

Micron Technology, Inc.

        Reconciliation and Tie between the Trust Indenture Act of 1939 and Indenture, dated as of May     , 2007, between Micron Technology, Inc. and Wells Fargo Bank, National Association, as Trustee.

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.08(a)(iii), 7.08(e)
	(c)	Not Applicable
§ 311	(a)	7.03
	(b)	7.03
	(c)	Not Applicable
§ 312	(a)	2.04
	(b)	13.02(a), 13.04
	(c)	13.02(a), 13.04
§ 313	(a)	7.06
	(b)	Not Applicable
	(c)	7.05, 7.06
	(d)	7.06
§ 314	(a)	4.04, 4.05
	(b)	Not Applicable
	(c)(1)	13.05(1)
	(c)(2)	13.05(2)
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	13.06
§ 315	(a)	7.01(b), 7.02(a)
	(b)	7.05
	(c)	7.01(b)
	(d)	7.01(c)
	(d)(1)	7.01(b), 7.02(a)
	(d)(2)	7.02(c)
	(d)(3)	7.02(e)
	(e)	6.12
§ 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(b)	9.02(b)
	(c)	13.02(d)
§ 317	(a)(1)	6.03
	(a)(2)	6.09
	(b)	8.02
§ 318	(a)	7.01

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

EXHIBITS

EXHIBIT A	Form of Note
EXHIBIT B	DTC Legend

        INDENTURE dated as of May [    •    ], 2007 between Micron Technology, Inc., a Delaware corporation (the "Company") and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS

        The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of $1,100,000,000 (or up to $1,265,000,000 to the extent the Underwriters exercise their over-allotment option under the Underwriting Agreement in full) aggregate principal amount of the Company's [    •    ]% Convertible Senior Notes due June 1, 2014 (the "Notes"). All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done, and the Company has done all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee and duly issued by the Company, the valid obligations of the Company as hereinafter provided.

        This Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

THIS INDENTURE WITNESSETH

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, the parties hereto covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

Definitions and Incorporation by Reference

        Section 1.01.    Definitions.

        "Additional Notes" means the $165,000,000 aggregate principal amount of Notes issued under this Indenture as a result of the Underwriters exercise of their over-allotment option under the Underwriting Agreement. The Additional Notes shall have the same terms as the Initial Notes.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Securities, by contract or otherwise.

        "Agent" means any Registrar, Paying Agent or Conversion Agent.

        "Agent Member" means a member of, or a participant in, the Depositary.

        "Applicable Conversion Rate" means the Conversion Rate on any day.

        "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer or exchange.

        "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

        "Board of Directors" means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

        "Board Resolution" means a resolution duly adopted by the Board of Directors which is certified by the Secretary or an Assistant Secretary of the Company and remains in full force and effect as of the date of its certification.

        "Business Day" means any weekday that is not a day on which banking institutions in The City of Boise, The City of New York or the place of payment are authorized or obligated to close.

        "Capital Stock" means, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interests (however designated, whether voting or non-voting) in such Person's equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person.

        "Cash" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

        "Cash Settlement Averaging Period" means (a) with respect to any Conversion Date occurring on or after the 24th Scheduled Trading Day immediately preceding the Maturity Date, the twenty (20) consecutive Trading Day period ending on, and including, the third Scheduled Trading Day immediately preceding the Maturity Date and (b) in all other cases, the twenty (20) consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the relevant Conversion Date.

        "Certificated Note" means a Note in registered individual form without interest coupons.

        "Change in Control" shall have the meaning set forth in Section 3.01(a) of this Indenture.

        "Close of Business" means 5:00 p.m. (New York City time).

        "Closing Price" of Common Stock or any other security on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which Common Stock or such other security is traded. If Common Stock or such other security is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the Closing Price will be the last quoted bid price for Common Stock or such other security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If Common Stock or such other security is not so quoted, the Closing Price will be the average of the mid-point of the last bid and ask prices for Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The Closing Price will be determined without reference to extended or after hours trading.

        "Common Stock" means Common Stock of the Company, $0.10 par value, as it exists on the date of this Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

        "Company" means the party named as such in the first paragraph of this Indenture or any successor obligor under this Indenture and the Notes pursuant to Section 5.01.

        "Conversion Price" per share of Common Stock as of any day means $1,000 divided by the Conversion Rate on such day.

        "Conversion Value" means the product of (a) the Conversion Rate on the first Trading Day of the Cash Settlement Averaging Period multiplied by (b) the average of the Volume Weighted Average

Prices per share of Common Stock on each of the Trading Days during the applicable Cash Settlement Averaging Period. The "Conversion Rate on the first Trading Day of the Cash Settlement Averaging Period," as such term is used in the immediately preceding sentence, shall be appropriately adjusted to take into account the occurrence on or before the relevant Trading Day in the applicable Cash Settlement Averaging Period of any event that would require an adjustment to the applicable Conversion Rate pursuant to Sections 10.06 to 10.10 of this Indenture.

        "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee is principally administered, which at the date of this Indenture is located at Sixth and Marquette, MAC N9303-120, Minneapolis, Minnesota 55479.

        "Current Market Price" of Common Stock on any day means the average of the Closing Prices of Common Stock for each of the five consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Date with respect to the issuance or distribution requiring such computation.

        "Daily Share Amount" means, for each Trading Day of the Cash Settlement Averaging Period and each $1,000 principal amount of Notes surrendered for conversion, a number of shares of Common Stock (but in no event less than zero) determined pursuant to the following formula:

Volume Weighted Average Price per share of common stock on such Trading Day	×	Conversion Rate in effect on the Conversion Date		-	Specified Cash Amount

Volume Weighted Average Price per share of Common Stock on such Trading Day			×	20

The "Conversion Rate in effect on the Conversion Date," as such term is used in the formula set forth above, shall be appropriately adjusted to take into account the occurrence on or before the relevant Trading Day of any event that would require an adjustment to the applicable Conversion Rate pursuant to Sections 10.06 to 10.10 of this Indenture.

        "Debt" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money (other than non-recourse obligations); and (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Depositary" means DTC or the nominee thereof, or any successor thereto.

        "DTC" means The Depository Trust Company, a New York corporation, and its successors.

        "DTC Legend" means the legend set forth in Exhibit B.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

        "Ex-Date" means, with respect to any distribution on Common Stock, the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such distribution.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

        "Global Note" means a Note in registered global form without interest coupons.

        "Holder" or "Noteholder" means the registered holder of any Note.

        "Indenture" means this indenture, as amended or supplemented from time to time.

        "Initial Notes" means the Notes, other than any Additional Notes, issued on the date hereof and any Notes issued in replacement thereof.

        "Interest Payment Date" means each June 1 and December 1 of each year, commencing December 1, 2007.

        "Market Disruption Event" means, with respect to Common Stock or any other security, the occurrence or existence for more than one-half hour period in the aggregate on any scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in Common Stock or such other security or in any options, contracts or future contracts relating to Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

        "Maturity Date" means June 1, 2014.

        "Notes" has the meaning assigned to such term in the Recitals.

        "Officer" means the chairman of the Board of Directors, the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, of the Company.

        "Officers' Certificate" means a certificate signed in the name of the Company (a) by the chairman of the Board of Directors, the president or chief executive officer or a vice president and (b) by the chief financial officer, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

        "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, satisfactory to the Trustee.

        "Paying Agent" refers to a Person engaged to perform the obligations of the Trustee in respect of payments made or funds held hereunder in respect of the Notes.

        "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.

        "principal" of any Debt (including the Notes) means the principal amount of such Debt (or if such Debt was issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt), together with, unless the context otherwise indicates, any premium then payable on such Debt.

        "Prospectus" means the final prospectus dated May [    •    ], 2007 relating to the offering and sale of the Notes.

        "Redemption Date" means the date specified for redemption of the Notes in accordance with the terms of the Notes and Article 11.

        "Regular Record Date" for the interest payable on any Interest Payment Date means the May 15 or November 15 next preceding such Interest Payment Date.

        "Responsible Officer" means, when used with respect to the Trustee, any officer of the trustee within the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this indenture and shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge and familiarity with the particular subject matter.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

        "Scheduled Trading Day" means a day that is scheduled to be a Trading Day.

        "Subsidiary" means with respect to any Person, any corporation, association or other business entity of which more than 50% of the outstanding Voting Securities is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof).

        "Termination of Trading" means the Company's Common Stock, or other Capital Stock into which the Notes are then convertible, is not listed for trading on a United States national securities exchange or approved for quotation on a U.S. system of automated dissemination of quotations of securities prices similar to the Nasdaq National Market prior to its designation as a national securities exchange.

        "Trading Day" means, with respect to Common Stock or any other security, a day during which (a) trading in Common Stock or such other security generally occurs, (b) there is no Market Disruption Event and (c) a Closing Price for Common Stock or such other security (other than a Closing Price referred to in the next to last sentence of such definition) is available for such day; provided that if Common Stock or such other security is not admitted for trading or quotation on or by any exchange, bureau or other organization, Trading Day will mean any Business Day.

        "Trading Price" means, on any date of determination, the average of the secondary market bid quotations obtained by the Trustee for $5.0 million principal amount of the Notes, at approximately 3:30 p.m., New York City time, on such determination date from three independent U.S. nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, that one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $5.0 million principal amount of the Notes from a U.S. nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of the Closing Price of Common Stock on such date of determination and the then Applicable Conversion Rate for the Notes.

        "Trustee" means the party named as such in the first paragraph of this Indenture or any successor trustee under this Indenture pursuant to Article 7.

        "Trust Indenture Act" means the Trust Indenture Act of 1939.

        "Underwriters" means Morgan Stanley & Co. Incorporated and [                        ].

        "Underwriting Agreement" means the Underwriting Agreement dated as of May [    •    ], 2007 among the Company and the Underwriters relating to the purchase of the Notes by the Underwriters.

        "Volume Weighted Average Price" per share of Common Stock on any Trading Day means such price as displayed on Bloomberg (or any successor service) page MU.N <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such Trading Day. If such price is not available, the Volume Weighted Average Price means the market value per share of Common Stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

        "Voting Securities" means, with respect to any Person, securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        Section 1.02.    Other Definitions.

Term	Defined in Section
"act"	13.02	(b)
"Act"	1.05
"Bankruptcy Default"	6.01	(k)
"beneficial owner"	3.01	(a)
"Company Order"	2.02
"Conversion Agent"	2.03
"Conversion Date"	10.02	(a)
"Conversion Obligation"	10.01	(a)
"Conversion Rate"	10.01	(a)
"Conversion Trigger Price"	10.01	(c)
"Defaulted Interest"	12.02
"Disposition Event"	10.12
"Distributed Assets"	10.08	(a)
"Effective Date"	10.13	(b)
"Event of Default"	6.01
"Expiration Date"	10.10
"Extension Fee"	6.15
"group"	3.01	(a)
"Legal Holiday"	13.07
"Make-Whole Change in Control"	10.13	(a)
"Make-Whole Shares"	10.13	(a)
"Net Share Settlement"	10.02	(c)
"Paying Agent"	2.03
"Primary Registrar"	2.03
"Purchased Shares"	10.10
"Redemption Price"	11.01	(b)
"Reference Period"	10.08	(a)
"Reference Property"	10.12
"Register"	2.03
"Registrar"	2.03
"Repurchase Date"	3.01	(a)
"Repurchase Notice"	3.01	(c)
"Repurchase Price"	3.01	(a)
"Rights"	10.23
"Shareholders Rights Plan"	10.23
"Special Record Date"	12.02	(a)
"Specified Cash Amount"	10.02	(b)
"Spin-Off"	10.08	(b)
"Stock Price"	10.13	(b)
"Trading Price Condition"	10.01	(b)(ii)
"Trigger Event"	10.11
"Underwriters"	1.01

        Section 1.03.    Incorporation by Reference of Trust Indenture Act.     Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

        "Commission" means the Securities and Exchange Commission.

        "indenture securities" means the Notes.

        "indenture security holder" means a Noteholder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor" on this Indenture securities means the Company.

        All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Securities Exchange Commission rule have the meanings assigned to them by such definitions.

        Section 1.04.    Rules of Construction.     Unless the context otherwise requires or except as otherwise expressly provided,

          (a)   a term has the meaning assigned to it;

          (b)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)   "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Section, Article or other subdivision;

          (d)   all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to this Indenture unless otherwise indicated;

          (e)   references to agreements or instruments, or to statutes or regulations, are to such agreements or instruments, or statutes or regulations, as amended from time to time (or to successor statutes and regulations);

          (f)    in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions the Company may classify such transaction as it, in its sole discretion, determines;

          (g)   "or" is not exclusive;

          (h)   "including" means including, without limitation; and

          (i)    words in the singular include the plural, and words in the plural include the singular.

        Section 1.05.    Acts of Holders.     Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments (which may take the form of an electronic writing or messaging or otherwise be in accordance with the Applicable Procedures or customary procedures of the Trustee) of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing (which may be in electronic form); and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent (either of which may be in electronic form) shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

ARTICLE 2

The Notes

        Section 2.01.    Form, Dating and Denominations; Legends.

        (a)   The Notes and the Trustee's certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Note annexed as Exhibit A constitute and are hereby expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Company is subject, or usage. Each Note will be dated the date of its authentication. The Notes will be issuable only in denominations of $1,000 in principal amount and any integral multiple thereof.

        (b)   Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases, conversions or issuances of such Notes. Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.06 and shall be made on the records of the Trustee and the Depositary.

        Agent Members shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

        (c)   Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary, (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (iii) shall bear a legend substantially to the effect set forth in Exhibit B.

        Section 2.02.    Execution And Authentication.     An Officer shall sign the Notes for the Company by manual or facsimile signature. Typographic errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Note which has been authenticated and delivered by the Trustee.

        If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

        A Note shall not be valid until an authorized signatory of the Trustee signs manually the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall authenticate and make available for delivery Notes for original issue in the aggregate principal amount of $1,100,000,000 (or up to $1,265,000,000 to the extent the Underwriters exercise their over-allotment option under the Underwriting Agreement in full) upon receipt of a written order or orders of the Company signed by an Officer of the Company (a "Company Order"). The Company Order shall specify the amount of Notes to be authenticated, shall provide that all such Notes will be represented by a Global Note and the date on which each original issue of Notes is to be authenticated. The initial aggregate principal amount of Notes outstanding at any time may not exceed $1,100,000,000 (or $1,265,000,000 to the extent the Underwriters exercise their over-allotment option under the Underwriting Agreement in full) except as provided in Section 2.07.

        The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

        The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.

        Section 2.03.    Registrar, Paying Agent and Conversion Agent.     The Company shall maintain one or more offices or agencies where Notes may be presented for registration of transfer or for exchange (each, a "Registrar"), one or more offices or agencies where Notes may be presented for payment (each, a "Paying Agent"), one or more offices or agencies where Notes may be presented for conversion (each, a "Conversion Agent") and one or more offices or agencies where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the United States. One of the Registrars (the "Primary Registrar") shall keep a register of the Notes and of their transfer and exchange (the "Register").

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as Paying Agent (except for the purposes of Article 8).

        The Company hereby initially designates the Trustee as Paying Agent, Registrar, and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the United States (located at Sixth and Marquette, MAC N9303-120, Minneapolis, Minnesota 55479, Tel. (612) 667-2344, Attention: Corporate Trust Services, one such office or agency of the Company for each of the aforesaid purposes.

        Section 2.04.    Paying Agent to Hold Money in Trust.     Prior to 12:00 p.m., New York City time, on each date on which the principal amount of or interest, if any, on any Notes is due and payable, the Company shall deposit with a Paying Agent a sum sufficient to pay such principal amount or interest, if any, so becoming due. A Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of principal amount of or interest, if any, on the Notes, and shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, before 12:00 p.m., New York City time, on each date on which a payment of the principal amount of or interest on any Notes is due and payable, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to a Paying Agent, require such Paying Agent to pay forthwith to the Trustee all sums so held in trust by such Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

        Section 2.05.    Noteholder Lists.     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Primary Registrar, the Company shall furnish to the Trustee on or before ten Business Days prior to the interest payment date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

        Section 2.06.    Transfer and Exchange.     Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Note is presented to a Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in the form included in Exhibit A, and in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.03, the Company shall execute and the Trustee shall authenticate Notes of a like aggregate principal amount at the Registrar's request. Any exchange or transfer shall be without service charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto; provided that this sentence shall not apply to any exchange pursuant to Section 2.10, Section 3.04, Section 9.03(b) or Section 10.02(h) not involving any transfer.

        All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

        Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        Section 2.07.    Replacement Notes.     If any mutilated Note is surrendered to the Company, a Registrar or the Trustee, or the Company, a Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Note has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Note, pay or purchase such Note, as the case may be.

        Upon the issuance of any new Notes under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the reasonable fees and expenses of the Trustee or the Registrar) in connection therewith.

        Every new Note issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

        The provisions of this Section 2.07 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

        Section 2.08.    Outstanding Notes.     Notes outstanding at any time are all Notes authenticated by the Trustee, except for those canceled by it, those converted pursuant to Article 10, those delivered to it for cancellation or surrendered for transfer or exchange and those described in this Section 2.08 as not outstanding.

        If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

        If a Paying Agent holds at 12:00 p.m., New York City time, on the Maturity Date Cash sufficient to pay the principal amount of the Notes payable on that date, then on and after the Maturity Date, such Notes shall cease to be outstanding and the principal amount thereof shall cease to bear interest.

        Subject to the restrictions contained in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

        Section 2.09.    Treasury Notes.     In determining whether the Holders of the required principal amount of Notes have concurred in any notice, direction, waiver or consent, Notes owned by the Company or any other obligor on the Notes or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not the Company or any other obligor on the Notes or any Affiliate of the Company or of such other obligor.

        Section 2.10.    Temporary Notes.     Until definitive Notes are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company with the consent of the Trustee considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes.

        Section 2.11.    Cancellation.     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Notes surrendered to them for transfer, exchange, payment or conversion. The Trustee and no one else shall cancel, in accordance with its standard procedures, all Notes surrendered for transfer, exchange, payment, conversion or cancellation and upon written request of the Company shall deliver evidence of the canceled Notes to the Company.

        Section 2.12.    CUSIP Numbers.     The Company in issuing the Notes may use one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of purchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a purchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such purchase shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

        Section 2.13.    Book-Entry Provisions for Global Notes.     (a) Transfers of Global Notes shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. In addition, Certificated Notes shall be transferred to all beneficial owners, as identified by the Depositary, in exchange for their beneficial interests in Global Notes only if (i) the Depositary notifies the Company that the Depositary is unwilling or unable to continue as depositary for any Global Note (or the Depositary ceases to be a "clearing agency" registered under Section 17A of the Exchange Act) and a successor Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Certificated Notes.

        (b)   In connection with the transfer of a Global Note in its entirety to beneficial owners pursuant to Section 2.13(a), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall upon written instructions from the Company authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Certificated Notes of authorized denominations.

        (c)   The Holder of any Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.

ARTICLE 3

Repurchases

        Section 3.01.    Repurchase at the Option of the Holders Upon Change in Control or Termination of Trading.     (a) Upon the occurrence of a Change in Control or a Termination of Trading, each Holder shall have the right, at such Holder's option, subject to the terms and conditions of Article 3 of this Indenture, to require the Company to repurchase for Cash all or any portion of such Holder's Notes in integral multiples of $1,000 principal amount at a price (the "Repurchase Price") equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Repurchase Date; provided that if the Repurchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which it relates, the interest accrued to the Interest Payment Date will be paid to Holders of the Notes as of the preceding Regular Record Date, and the Repurchase Price shall be equal to the principal amount of Notes subject to repurchase. Upon a valid exercise of such an option, the Company will be required to repurchase the Notes on a date selected by the Company (the "Repurchase Date"), which shall be no earlier than 20 days or later than 35 days after the date on which the Company mails the notice contemplated by Section 3.01(b)(i), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.01(c).

        A "Change in Control" shall be deemed to have occurred at such time as any of the following events shall occur:

            (i)  any person or group, other than the Company, its Subsidiaries or any employee benefit plan of the Company or its Subsidiaries, files a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the beneficial owner of shares with a majority of the total voting power of all of the Company's outstanding Voting Securities, unless such beneficial ownership (a) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (b) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act;

           (ii)  the Company consolidates with or merges with or into another person (other than a Subsidiary of the Company) and the outstanding Voting Securities of the Company are reclassified into, converted for or converted into the right to receive any other property or security, or the Company sells, conveys, transfers or leases all or substantially all of its properties and assets to any Person (other than a Subsidiary of the Company); provided that none of these circumstances will be a Change in Control if persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, a majority of the Voting Securities of the surviving or transferee person immediately after the transaction; or

          (iii)  the holders of Common Stock approve any plan or proposal for the liquidation or dissolution of the Company.

        For purposes of defining a Change in Control:

          (A)  the term "person" and the term "group" have the meanings given by Section 13(d) and 14(d) of the Exchange Act or any successor provisions;

          (B)  the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act or any successor provision; and

          (C)  the term "beneficial owner" is determined in accordance with Rules 13d-3 and 13d-5 under the Exchange Act or any successor provisions, except that a person will be deemed to have beneficial ownership of all shares that person has the right to acquire irrespective of whether that right is exercisable immediately or only after the passage of time.

        Notwithstanding the foregoing, it will not constitute a Change in Control if at least 90% of the consideration for Common Stock (excluding cash payments for fractional shares and cash payments made in respect of dissenter's appraisal rights) in the transaction or transactions constituting the Change in Control consists of common stock traded on a United States national securities exchange, or which will be so traded when issued or exchanged in connection with the Change in Control, and as a result of such transaction or transactions the Notes become convertible solely into the consideration that holders of Common Stock receive in such transaction, other than any Cash in lieu of fractional shares, subject to the provisions set forth in Section 10.02.

        (b)   On or before the 15th day after the occurrence of a Change in Control or Termination of Trading, the Company will mail a written notice of Change in Control or Termination of Trading by first-class mail to the Trustee and to each Holder at their addresses shown in the register of the Registrar (and to beneficial owners as required by applicable law). The notice shall include a form of Repurchase Notice to be completed by the Noteholder and shall state:

            (i)  the events causing a Change in Control or Termination of Trading, as applicable;

           (ii)  the date of such Change in Control or Termination of Trading, as applicable;

          (iii)  the last date on which the repurchase right may be exercised;

          (iv)  the Repurchase Price;

           (v)  the Repurchase Date;

          (vi)  the name and address of the Paying Agent and the Conversion Agent;

         (vii)  the then current Applicable Conversion Rate and any adjustments thereto;

        (viii)  that Notes with respect to which a Repurchase Notice is given by the Holder may be converted pursuant to Article 10 hereof only if the Repurchase Notice has been withdrawn in accordance with the terms of this Indenture; and

          (ix)  the procedures a Holder must follow to exercise rights under this Section 3.01.

        (c)   A Holder may exercise its rights specified in Section 3.01 by delivery of a written notice (a "Repurchase Notice") to the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date. The Repurchase Notice shall state:

            (i)  if Certificated Notes have been issued, the certificate number of the Notes (or if the Holder's Notes are Global Notes, such Holder's notice must comply with the Applicable Procedures);

           (ii)  the portion of the principal amount of Notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

          (iii)  that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in this Article 3.

        The delivery of such Note to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements and compliance by the Holder with the Applicable Procedures) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section 3.01 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Repurchase Notice.

        The Company shall repurchase from the Holder thereof, pursuant to this Section 3.01, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

        Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.01 shall be consummated by the delivery of the consideration to be received by the Holder (together with accrued and unpaid interest to but not including the Repurchase Date) on or prior to the later of the Repurchase Date and the time of delivery of the Note to the Paying Agent in accordance with this Section 3.01.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.01(c) shall have the right to withdraw such Repurchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.02.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written withdrawal thereof.

        No Notes may be repurchased by the Company at the option of Holders upon a Change in Control or a Termination of Trading if the principal amount of the Notes has been accelerated (other than as a result of a default in the payment of the Repurchase Price with respect to the Notes), and such acceleration has not been rescinded, on or prior to the date on which such repurchase is to be consummated. The Paying Agent will promptly return to the respective Holders thereof any Notes (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of acceleration described in the immediately preceding sentence in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

        Section 3.02.    Effect of Repurchase Notice.     (a) Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 3.01(c), the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in this Section 3.02) thereafter be entitled to receive solely the Repurchase Price and any accrued and unpaid interest to but not including the Repurchase Date, with respect to such Note. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on or prior to the later of (x) the Repurchase Date, with respect to such Note (provided the conditions in Section 3.01(c) have been satisfied) and (y) the time of delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.01(c). Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article 10 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in this Section 3.02.

        (b)   A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the Close of Business on the Business Day immediately preceding the Repurchase Date. Such notice of withdrawal shall state:

            (i)  the principal amount being withdrawn;

           (ii)  if Certificated Notes are to be withdrawn, the certificate numbers of the Notes being withdrawn (or, if Global Notes or a portion thereof are to be withdrawn, such Holder's notice must comply with the Applicable Procedures);

          (iii)  the principal amount, if any, of the Notes that remain subject to a Repurchase Notice.

        Section 3.03.    Deposit of Repurchase Price.     Prior to 12:00 p.m. (New York City time) on or prior to the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof which are to be repurchased as of the Repurchase Date.

        If the Paying Agent holds money sufficient to pay the Repurchase Price with respect to the Notes to be repurchased on the Repurchase Date in accordance with the terms of this Indenture, then, immediately on and after the Repurchase Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Repurchase Price upon delivery of such Notes.

        Section 3.04.    Notes Repurchased in Part.     Any Note which is to be repurchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Note, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

        Section 3.05.    Covenant to Comply with Securities Laws upon Repurchase of Notes.     In connection with any repurchase upon the occurrence of a Change in Control, to the extent required by applicable law, the Company shall:

          (a)   comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

          (b)   otherwise comply with all federal and state securities laws as necessary to effect a repurchase of Notes by the Company at the option of Holder.

ARTICLE 4

Covenants

        Section 4.01.    Payment of Notes.     (a) The Company agrees to pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Not later than 12:00 p.m. New York City time, on the due date of any principal of or interest on any Notes, or any Repurchase Date or Redemption Date, as the case may be, the Company will deposit with the Trustee (or Paying Agent) money in immediately available funds sufficient to pay the amounts then due; provided that if the Company or any Affiliate of the Company is acting as Paying Agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture. In each case the Company will promptly notify the Trustee of its compliance with this paragraph.

        (b)   An installment of principal or interest will be considered paid on the date due if the Trustee (or Paying Agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment. If the Company or any Affiliate of the Company acts as Paying Agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

        (c)   The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in the Notes.

        (d)   Payments in respect of the Notes represented by the Global Notes are to be made by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the payments received by it in respect of such Global Note to the accounts of the beneficial owners thereof. With respect to Certificated Notes, the Company will make all payments in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar's books.

        Section 4.02.    Maintenance of Office or Agency.     The Company will maintain in the United States, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered or presented for any of such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        Section 4.03.    Existence.     The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence, rights and franchises of the Company; provided that the Company is not required to preserve any such right or franchise if the preservation thereof is no longer desirable in the conduct of the business of the Company; provided further that this Section does not prohibit any transaction otherwise permitted by Section 5.01.

        Section 4.04.    Annual Reports.     The Company shall deliver to the Trustee, within fifteen days after the Company is required to file the same with the Commission, copies of the Company's annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) that the Company is required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; provided that any such information, documents or reports filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee.

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        Section 4.05.    Reports to Trustee.     The Company will deliver to the Trustee:

          (a)   within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its performance under this Indenture and that, based upon such review, no Default exists hereunder or, if there has been a Default, specifying the Default and its nature and status.

          (b)   promptly and in any event within 30 days after the Company becomes aware or should reasonably become aware of the occurrence of a Default, an Officers' Certificate setting forth the details of the Default, and the action which the Company proposes to take with respect thereto.

        Section 4.06.    Stay, Extension and Usury Laws.     The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture, and the Company (in each case, to the extent that it may lawfully do so) hereby covenants that it will not, by resort to any such law to the extent it would hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 5

Consolidation, Merger, Sale or Lease of Assets

        Section 5.01.    Consolidation, Merger, Sale or Lease of Assets by the Company.     (a) The Company may consolidate with or merge into any Person or convey, transfer or lease its properties and assets substantially as an entirety to another Person (other than a Subsidiary of the Company) only if:

            (i)  the resulting, surviving or transferee Person (if other than the Company) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

           (ii)  such corporation (if other than the Company) assumes all of the obligations of the Company under the Notes and this Indenture;

          (iii)  immediately after giving effect to the transaction, no Event of Default and no Default has occurred and is continuing; and

          (iv)  the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and the supplemental indenture (if any) comply with this Indenture.

        (b)   Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the resulting, surviving or transferee Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor Person had been named as the Company in this Indenture. Upon such substitution, except in the case of a lease, unless the successor is one or more of the Company's Subsidiaries, the Company will be released from its obligations under the Notes and this Indenture.

ARTICLE 6

Default and Remedies

        Section 6.01.    Events of Default.     An "Event of Default" occurs with respect to the Notes if:

          (a)   the Company defaults in payment of the principal or any Repurchase Price or Redemption Price with respect to any Note, when such becomes due and payable;

          (b)   the Company defaults in payment of any interest due on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (c)   the Company fails to issue any notice of a Termination of Trading, a Change in Control as required under Section 3.01(b) of this Indenture or a Make-Whole Change in Control that does not constitute a Change in Control as required under Section 10.13(a) of this Indenture, and such default continues for a period of three Business Days;

          (d)   the Company fails to issue any notice of a distribution as required under Section 10.01(e) of this Indenture, and such default continues for a period of three Business Days;

          (e)   the Company fails to comply with its obligation to convert the Notes into Common Stock, Cash or a combination of Cash and Common Stock, as applicable, upon exercise of a Holder's right to convert its Notes pursuant to Article 10;

          (f)    the Company fails to comply with any of its other covenants or agreements in the Notes or this Indenture and fails to cure (or obtain a waiver of) such default, within 60 days after the Company receives a notice of such default by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding;

          (g)   (1) the Company fails to make any payment at maturity (after giving effect to any applicable grace period) of any Debt in a principal amount in excess of $100,000,000 and continuance of such failure, or (2) the acceleration of Debt of the Company in an amount in excess of $100,000,000 because of a default with respect to such Debt without such Debt having been discharged or such acceleration having been cured, waived, rescinded or annulled within a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; provided that if any such failure or acceleration referred to in (1) or (2) above shall cease or be cured, waived, rescinded or annulled, then the resulting Event of Default shall be deemed not to have occurred;

          (h)   the Company, pursuant to or under or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding; (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it; (iii) consents to the appointment of any receiver, trustee, assignee, liquidator, custodian or similar official of it or for any substantial part of its property; (iv) makes a general assignment for the benefit of its creditors; (v) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or (vi) consents to the filing of such petition or the appointment of or taking possession by any receiver, trustee, assignee, liquidator, custodian or similar official; or

          (i)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case or proceeding, or adjudicates the Company insolvent or bankrupt; (ii) appoints any receiver, trustee, assignee, liquidator, custodian or similar official of the Company or for any substantial part of its property; or (iii) orders the winding up or liquidation of the Company, and the order or decree remains unstayed and in effect for 30 days (an event of default specified in clause (h) or (i) a "Bankruptcy Default").

        Section 6.02.    Acceleration.     If an Event of Default, other than a Bankruptcy Default, occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders may, declare the principal of and accrued and unpaid interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

        Section 6.03.    Other Remedies.     If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

        Section 6.04.    Waiver of Past Defaults.     Except as otherwise provided in Section 6.07 and Section 9.02(b), Holders of a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee may waive any existing or future Default or Event of Default and its consequences and rescind and annul a declaration of acceleration with respect to such Default or Event of Default and its consequences (other than an uncured default (a) in the payment of the principal amount with respect to any Note, accrued and unpaid interest with respect to any Note or the Repurchase Price or Redemption Price with respect to any Note, (b) in the payment or delivery of the consideration due upon conversion of the Notes or (c) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected) if:

            (i)  all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and

           (ii)  the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

        Upon such waiver, the Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

        Section 6.05.    Control by Majority.     The Holders of a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

        Section 6.06.    Limitation on Suits.     A Holder may not institute any proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy under this Indenture or the Notes, unless:

            (i)  the Holder has previously given to the Trustee written notice of a continuing Event of Default;

           (ii)  Holders of at least 25% in aggregate principal amount of outstanding Notes have made written request to the Trustee to institute proceedings in respect of the Event of Default in its own name as Trustee under this Indenture;

          (iii)  Holders have offered to the Trustee indemnity satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;

          (iv)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

           (v)  during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such written request.

        Section 6.07.    Rights of Holders to Receive Payment.     Notwithstanding anything to the contrary, the right of a Holder of a Note to receive (w) payment of principal of or interest on its Note on the Maturity Date or the relevant Interest Payment Date, as the case may be, (x) payment of the Repurchase Price on the Repurchase Date, (y) payment of the Redemption Price on the Redemption Date and (z) payment or delivery, as the case may be, of Cash, Common Stock or a combination thereof upon conversion of such Note on the date specified in the third paragraph of Section 10.02(a), or to bring suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, may not be impaired or affected without the consent of that Holder.

        Section 6.08.    Collection Suit by Trustee.     If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

        Section 6.09.    Trustee May File Proofs of Claim.     The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder. Nothing in this Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10.    Priorities.     If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

        First: to the Trustee for all amounts due under Section 7.07 hereof;

        Second: to Holders for amounts then due and unpaid for principal of and interest on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest;

        Third: to Holders for other amounts then due and unpaid in respect of the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable in respect of the Notes; and

        Fourth: to the Company or as a court of competent jurisdiction may direct.

        The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Noteholder and the Company a notice that states the record date, the payment date and the amount to be paid.

        Section 6.11.    Restoration of Rights and Remedies.     If the Trustee or any Holder has instituted a proceeding to enforce any right or remedy under this Indenture and the proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to the Holder, then, subject to any determination in the proceeding, the Company, the Trustee and the Holders will be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders will continue as though no such proceeding had been instituted.

        Section 6.12.    Undertaking for Costs.     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by a Holder to enforce payment of (a) principal of or interest on any Note on the respective due dates, (b) the Change of Control Purchase Price on the Change of Control Repurchase Date, (c) the Redemption Price on the Redemption Date, (d) the Cash, Common Stock, or a combination thereof due upon conversion of a Note or (e) a suit by Holders of more than 10% in principal amount of the outstanding Notes.

        Section 6.13.    Rights and Remedies Cumulative.     No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise.

The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or exercise of any other right or remedy.

        Section 6.14.    Delay or Omission Not Waiver.     No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

        Section 6.15.    Failure to File.     The Company may, at its option, elect that the sole remedy for an Event of Default relating to its failure to comply with its obligations described under Section 4.04 or its failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive an extension fee on the notes in an amount equal to 0.5% of the principal amount of the Notes (the "Extension Fee"). The Company shall pay the Extension Fee on all outstanding Notes on the date on which such Event of Default first occurs. On the 181st day after such Event of Default (if the Event of Default relating to the reporting obligations is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 6.02. This Section 6.15 shall not affect the rights of Holders of Notes if any other Event of Default occurs under the Indenture. If the Company does not pay the Extension Fee on a timely basis in accordance with this Section 6.15, the Notes shall be subject to acceleration as provided in Section 6.02.

ARTICLE 7

The Trustee

        Section 7.01.    General.     (a) The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein. Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

        (b)   Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (c)   No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

        Section 7.02.    Certain Rights of Trustee.     Subject to Trust Indenture Act Sections 315(a) through (d):

          (a)   In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). The Trustee, in its discretion, may make further inquiry or investigation into such facts or matters as it sees fit.

          (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel conforming to Section 13.06 and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on the certificate or opinion.

          (c)   The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d)   The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (e)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          (f)    The Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (g)   No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (h)   Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Default or Event of Default except (i) a Default or Event of Default occurring pursuant to Section 6.01(a) and 6.01(b), or (ii) any Default or Event of Default of which the Trustee shall have received written notification from the Company or the Holders of at least 25% in aggregate principal amount of Notes or obtained actual knowledge.

          (i)    The rights, privileges, protections, immunities and benefits given to the Trustee including without limitation, its rights to be indemnified are extended to and shall be enforced by the Trustee in its capacities hereunder and each agent, custodian and other person employed to act hereunder.

          (j)    The permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein.

        Section 7.03.    Individual Rights of Trustee.     The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

        Section 7.04.    Trustee's Disclaimer.     The Trustee (a) makes no representation as to the validity or adequacy of this Indenture or the Notes, (b) is not accountable for the Company's use or application of the proceeds from the Notes and (c) is not responsible for any statement in the Notes other than its certificate of authentication.

        Section 7.05.    Notice of Default.     If any Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee will send notice of the Default or Event of Default to each Holder within 90 days after it occurs, unless the Default or Event of Default has been cured; provided that, except in the case of a default (w) in the payment of the principal of or interest on any Note (x) in the payment of the Repurchase Price on the Repurchase Date, (y) in the payment of the Redemption Price on the Redemption Date or (z) in the payment or delivery, as the case may be, of Cash, Common Stock or a combination thereof upon conversion of such Note on the date specified in the third paragraph of Section 10.02(b), the Trustee may withhold the notice if and so long as the Responsible Officer or a committee of Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders. Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

        Section 7.06.    Reports by Trustee to Holders.     Within 60 days after each June 1, beginning with December 1, 2007, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such December 1, if required by Trust Indenture Act Section 313(a), and file such reports with each stock exchange upon which its Notes are listed and with the Commission as required by Trust Indenture Act Section 313(d).

        Section 7.07.    Compensation and Indemnity.     (a) The Company will pay the Trustee compensation as agreed upon in writing for its services. The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust. The Company will reimburse the Trustee upon request for all out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the compensation and expenses of the Trustee's agents and counsel.

        (b)   The Company will indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes.

        (c)   To secure the Company's payment obligations in this Section, the Trustee will have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, and interest on particular Notes.

        Section 7.08.    Replacement of Trustee.     (a) (i) The Trustee may resign at any time by written notice to the Company.

           (ii)  The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by written notice to the Trustee.

          (iii)  If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (iv)  The Company may remove the Trustee if (A) the Trustee is no longer eligible under Section 7.10; (B) the Trustee is adjudged a bankrupt or an insolvent; (C) a receiver or other public officer takes charge of the Trustee or its property; or (D) the Trustee becomes incapable of acting.

        A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

        (b)   If the Trustee has been removed by the Holders, Holders of a majority in principal amount of the Notes may appoint a successor Trustee with the consent of the Company. Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. If the successor Trustee does not deliver its written acceptance within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (c)   Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07(c), (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. Upon request of any successor Trustee, the Company will execute any and all reasonable instruments for fully and vesting in and confirming to the successor Trustee all such rights, powers and trusts. The Company will give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

        (d)   Notwithstanding replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

        (e)   The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

        Section 7.09.    Successor Trustee by Merger.     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

        Section 7.10.    Eligibility.     This Indenture must always have a Trustee that satisfies the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

        Section 7.11.    Money Held in Trust.     The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8

Discharge

        Section 8.01.    Satisfaction and Discharge of this Indenture.     (a) This Indenture shall cease to be of further effect if either: (i) all outstanding Notes (other than Notes replaced pursuant to Section 2.07) have been delivered to the Trustee for cancellation, (ii) all outstanding Notes have become due and payable on the Maturity Date or on any Repurchase Date in connection with any repurchase upon the occurrence of a Change in Control or on any Redemption Date in connection with any redemption of all outstanding Notes or (iii) all outstanding Notes have been delivered for conversion pursuant to Article 10, and the Company irrevocably deposits or delivers, as the case may be, prior to the applicable date on which such payment is due and payable, or such conversion is to be settled, with the

Trustee, the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) or the Conversion Agent Cash in respect of such payment or Cash and Common Stock, if any, in respect of any such conversion on the Maturity Date, the Repurchase Date, the Redemption Date or the date such conversion is to be settled, as the case may be; providedthat, in all cases, the Company shall pay to the Trustee all other sums payable hereunder by the Company.

        (b)   The Company may exercise its satisfaction and discharge option with respect to the Notes only if:

            (i)  no Default or Event of Default with respect to the Notes shall exist on the date of such deposit;

           (ii)  such deposit or delivery, as the case may be, shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; and

          (iii)  the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel (which may rely upon such Officers' Certificate as to the absence of Defaults and Events of Default and as to any factual matters), each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.07 shall survive and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section, the provisions of Section 2.03, Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 2.12, Section 3.01, Article 5, Article 10 and this Article 8, shall survive and the Company shall be required to make all payments and deliveries required by such Sections or Articles, as the case may be, irrespective of any prior satisfaction and discharge until the Notes have been paid in full.

        Section 8.02.    Application of Trust Money.     Subject to the provisions of Section 8.03, the Trustee or a Paying Agent shall hold in trust, for the benefit of the Holders, all money, Common Stock or other consideration paid or delivered to it, as the case may be, pursuant to Section 8.01 and shall apply such money, Common Stock or other consideration in accordance with this Indenture and the Notes to the payment of the principal amount of (including the relevant Repurchase Price or Redemption Price) and interest on the Notes or delivery of the Cash and Common Stock, if applicable, payable or issuable, as the case may be, upon conversion of the Notes.

        Section 8.03.    Repayment to Company.     The Trustee and each Paying Agent shall promptly pay or deliver, as the case may be, to the Company upon request any excess money, Common Stock or other consideration (x) paid or delivered to them pursuant to Section 8.01 and (y) held by them at any time.

        Subject to applicable abandoned property law, the Trustee and each Paying Agent shall also pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Repurchase Price or Redemption Price) and interest on, or the amount due in connection with any conversion of, the Notes that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured (which maturity shall occur, for the avoidance of doubt, on the Maturity Date, the Repurchase Date, the Redemption Date or the date specified in the third paragraph of Section 10.02(b), as the case may be); provided that the Trustee or such Paying Agent, before being required to make any such payment or delivery, may at the expense of the Company cause to be mailed to each Holder entitled to such money, Common Stock or other consideration or publish in a newspaper of general circulation in the City of New York notice that such money, Common Stock or other consideration remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing or publication, any unclaimed balance or portion of such money, Common Stock or other consideration then remaining will be repaid or re-delivered to the Company.

After payment or delivery, as the case may be, to the Company, Holders entitled to such money, Common Stock or other consideration must look to the Company for payment or delivery as general creditors unless an applicable abandoned property law designates another Person.

        Section 8.04.    Reinstatement.     If the Trustee or any Paying Agent is unable to apply any money, Common Stock or other consideration in accordance with Section 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no payment or delivery, as the case may be, had occurred pursuant to Section 8.01 until such time as the Trustee or such Paying Agent is permitted to apply all such money in accordance with Section 8.02; provided that if the Company has made any payment of the principal amount of (including the relevant Repurchase Price or Redemption Price) or interest on, or the amount due in connection with any conversion of, the Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive any such payment or delivery from the money, Common Stock or other consideration held by the Trustee or such Paying Agent.

ARTICLE 9

Amendments, Supplements and Waivers

        Section 9.01.    Amendments Without Consent of Holders.     The Company and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Noteholder:

          (a)   to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Notes or to conform this Indenture or the Notes to the "Description of Notes" contained in the Prospectus;

          (b)   to evidence a successor to the Company and the assumption by that successor of the obligations of the Company under this Indenture in accordance with Article 5 or Section 10.12 of this Indenture;

          (c)   to secure the obligations of the Company in respect of the Notes and this Indenture;

          (d)   to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

          (e)   to make any change to comply with the Trust Indenture Act, or any amendment thereto; and

          (f)    to make any change that does not adversely affect the rights of any Holder of the Notes.

        Section 9.02.    Amendments With Consent of Holders.     (a) Except as otherwise provided in Section 6.07 or paragraph (b), the Company and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes, and the Holders of a majority in principal amount of the outstanding Notes by written notice to the Trustee may, on behalf of the Holders of such Notes waive any existing or past default under this Indenture and its consequences, except an uncured default (i) in the payment of the principal amount, or accrued and unpaid interest, with respect to any Note, (ii) the Repurchase Price with respect to any Note (iii) the Redemption Price with respect to any Note, (iv) in the payment or delivery of the consideration due upon conversion of the Notes or (v) in respect of any provision that under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

        (b)   Notwithstanding the provisions of paragraph (a), without the consent of each Holder affected, an amendment or waiver may not:

            (i)  reduce the principal amount of, or interest payment on any Note, or reduce the Repurchase Price or Redemption Price on any Note;

           (ii)  make any Note payable in any currency or securities other than that stated in the Note;

          (iii)  change the Maturity Date of any Note;

          (iv)  change the ranking of the Notes;

           (v)  make any change that adversely affects the right of a Holder to convert any Note;

          (vi)  make any change that adversely affects the right of a Holder to require the Company to repurchase a Note upon the occurrence of a Change in Control;

         (vii)  impair the right to convert or receive payment with respect to the Notes or the right to institute suit for the enforcement of any payment with respect to, or conversion of, the Notes; or

        (viii)  change the provisions in this Indenture that relate to modifying or amending the provisions of this Indenture.

        (c)   It is not necessary for Noteholders to approve the particular form of any proposed amendment, supplement or waiver, but is sufficient if their consent approves the substance thereof.

        (d)   An amendment, supplement or waiver under this Section will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes. After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will send supplemental indentures to Holders upon request. Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

        Section 9.03.    Effect of Consent.     (a) After an amendment, supplement or waiver becomes effective, it will bind every Holder unless it is of the type requiring the consent of each Holder affected. If the amendment, supplement or waiver is of the type requiring the consent of each Holder affected, the amendment, supplement or waiver shall bind each Holder that has consented to it and every subsequent Holder of a Note that evidences the same debt as the Note of the consenting Holder.

        (b)   If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Note and return it to the Holder, or exchange it for a new Note that reflects the changed terms. The Trustee may also place an appropriate notation on any Note thereafter authenticated. However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Notes in this fashion.

        Section 9.04.    Trustee's Rights and Obligations.     The Trustee is entitled to receive, and will be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article is authorized or permitted by this Indenture. If the Trustee has received such an Opinion of Counsel, it shall sign the amendment, supplement or waiver so long as the same does not adversely affect the rights of the Trustee. The Trustee may, but is not obligated to, execute any amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture.

        Section 9.05.    Conformity With Trust Indenture Act.     Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

        Section 9.06.    Payments for Consents.     The Company shall not, and shall not permit or suffer any of its Subsidiaries or Affiliates to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

ARTICLE 10

Conversion

        Section 10.01.    Conversion Privilege.     (a) Subject to and upon compliance with the provisions of this Article 10, a Noteholder shall have the right, at such Noteholder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Noteholder's Notes (1) at any time prior to the Close of Business on March 1, 2014, upon the occurrence of any of the events set forth in clauses (i) through (vi) of Section 10.01(b) and (2) at any time on or after March 1, 2014, until the Close of Business on the Business Day immediately preceding the Maturity Date without regard to the occurrence of any of the events set forth in clauses (i) through (vi) of Section 10.01(b), in each case, at a conversion rate (the "Conversion Rate") equivalent to [    •    ] shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth in this Article 10. Upon conversion of any Notes, the Company shall pay or deliver to the converting Noteholder Cash, shares of Common Stock, or a combination thereof, as described in Section 10.02 (the Company's obligation to pay or deliver such consideration being herein called the "Conversion Obligation").

        (b)   A Noteholder may convert its Note into Cash, shares of Common Stock, or a combination thereof, as described in Section 10.02, prior to the Close of Business on March 1, 2014, upon the occurrence of any of the events set forth below:

            (i)  during any calendar quarter commencing at any time after August 30, 2007, and only during such calendar quarter, if the Closing Price of Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter exceeds the Conversion Trigger Price as defined in Section 10.01(c);

           (ii)  during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 principal amount of Notes for each Trading Day during that five-day period was less than 98% of the product of the Closing Price of Common Stock and the then Applicable Conversion Rate, subject to compliance with the procedures and conditions described in Section 10.01(d) concerning the Trustee's obligation to make a Trading Price determination (the "Trading Price Condition");

          (iii)  if the Company elects to distribute to all holders of Common Stock rights, options or warrants entitling all holders of Common Stock to subscribe for or purchase Common Stock, for a period expiring within 60 days after the record date for such distribution, at less than the average of the Closing Prices of Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution, during the period beginning on, and including, the date the Company provides notice to Noteholders of such distribution as set forth in Section 10.01(e) and ending on, and including, the earlier of (x) the Close of Business on the Business Day prior to the Ex-Date for such distribution and (y) the Company's announcement that such distribution will not take place;

          (iv)  if the Company elects to distribute to all holders of Common Stock Cash, debt securities (or other evidence of Debt) or other assets (excluding dividends or distributions described in

  Section 10.06), which distribution, together with all other such distributions within the preceding twelve months, has a per share value exceeding 15% of the average of the Closing Prices of Common Stock for the five consecutive Trading Days ending on the date immediately preceding the first public announcement of such distribution, during the period beginning on, and including, the date the Company provides notice to Noteholders of such distribution as set forth in Section 10.01(e) and ending on, and including, the earlier of (x) the Close of Business on the Business Day prior to the Ex-Date for such distribution and (y) the Company's announcement that such distribution will not take place;

           (v)  if a Termination of Trading, a Change in Control or a Make-Whole Change in Control that does not constitute a Change in Control occurs, during the period from, and including, the date that is 35 Business Days prior to the anticipated effective date of the transaction, or, in the case of a Termination of Trading, the earlier of the date the applicable securities exchange announces that a termination of trading will occur or the effective date of the Termination of Trading, to, and including, the date that is 35 Trading Days after the actual effective date of such transaction (or, in the case of a Change in Control or a Termination of Trading, until the related Repurchase Date);

          (vi)  if the Company is party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of the Company's assets, pursuant to which Common Stock would be converted into Cash, securities or other assets, during the period from, and including, the date that is 35 Business Days prior to the anticipated effective date of the transaction, or, in the case of a Termination of Trading, the earlier of the date the applicable securities exchange announces that a termination of trading will occur or the effective date of the Termination of Trading, to, and including, the date that is 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Change in Control or in the case of a Termination of Trading, until the related Repurchase Date); or

         (vii)  for Notes that have been called for redemption, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date, even if the Notes are not otherwise convertible at such time.

        (c)   The "Conversion Trigger Price" shall equal 130% of the Conversion Price. The Conversion Trigger Price will initially equal $[    •    ] and shall be automatically adjusted whenever the Conversion Price is adjusted as a result of an adjustment in the Conversion Rate pursuant to this Article 10. The Company will determine at the beginning of each calendar quarter commencing at any time after August 30, 2007 (through the calendar quarter ending February 28, 2014), whether the Notes are convertible as a result of the price of Common Stock exceeding the Conversion Trigger Price in accordance with Section 10.01(b)(i) and will notify the Company, the Conversion Agent and the Trustee.

        (d)   In connection with any conversion upon satisfaction of the Trading Price Condition as set forth in Section 10.01(b)(ii) above, the Trustee shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Noteholder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the product of the Closing Price of Common Stock and the then Applicable Conversion Rate. At such time, the Company shall instruct the Trustee to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of the Notes is greater than or equal to 98% of the product of the Closing Price of Common Stock and the then Applicable Conversion Rate. If the Company does not, when it is obligated to, make a request to the Trustee to determine the Trading Price per $1,000 principal amount of Notes, or if the Company makes such request to the Trustee, but the Trustee does not make such determination, then the Trading

Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Closing Price of Common Stock and the then applicable Conversion Rate. If the Trading Price Condition has been met, the Company shall so notify the Noteholders. If, at any point after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than 98% of the product of the Closing Price of Common Stock and the then Applicable Conversion Rate, the Company shall so notify Noteholders.

        (e)   Upon the first public announcement of any distribution described in Section 10.01(b)(iii) or Section 10.01(b)(iv), the Company shall notify the Noteholders at least 35 Business Days prior to the Ex-Date for such distribution by (i) issuing a press release and using its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (ii) providing written notice to Noteholders by mailing such notice to Noteholders at their address in the Register (in the case of a Certificated Note), or through the facilities of the Depositary (in the case of a Global Note).

        Following the announcement of any public announcement of a transaction described in Section 10.01(b)(v) or Section 10.01(b)(vi), the Company shall notify the Noteholders and the Trustee as promptly as practicable, but at least 35 Business Days prior to the anticipated effective date of such transaction in the case of a Change in Control or a Make-Whole Change in Control, and the earlier of the day immediately following the date the applicable securities exchange announces that a termination of trading will occur or on the effective date of a Termination of Trading in the case of a Termination of Trading by (i) issuing a press release and using its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (ii) providing written notice to Noteholders by mailing such notice to Noteholders at their address in the Register (in the case of a Certificated Note), or through the facilities of the Depositary (in the case of a Global Note).

        (f)    Upon determining that Noteholders are entitled to convert their Notes in accordance with the provisions set forth in Section 10.01(b), the Company shall promptly (i) issuing a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (ii) provide written notice to Noteholders by mailing such notice to Noteholders at their address in the Register (in the case of a Certificated Note), or through the facilities of the Depositary (in the case of a Global Note).

        (g)   Noteholders shall not have the right to convert their Notes pursuant to Section 10.01(b)(iii) or Section 10.01(b)(iv) if in connection with the distribution described in Section 10.01(b)(iii) or Section 10.01(b)(iv) that gives rise to a right to convert their Notes, such Noteholders are entitled to participate (as a result of holding their Notes, and at the same time as holders of Common Stock participate) in the distribution described in such Section as if such Noteholders held a number of shares of Common Stock equal to the applicable Conversion Rate on the Ex-Date for such distribution, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.

        Section 10.02.    Conversion Procedures; Conversion Settlement.     (a) To convert a Note that is represented by a Certificated Note, a Noteholder must (1) complete and manually sign a Conversion Notice, a form of which is on the back of the Note, and deliver such Conversion Notice to the Conversion Agent, (2) surrender the Note to the Conversion Agent, (3) if required, furnish appropriate endorsement and transfer documents, (4) if required, pay all transfer or similar taxes and (5) if required, pay Cash equal to amount of interest due on the next Interest Payment Date for such Note. If a Noteholder holds a beneficial interest in a Global Note, to convert such beneficial interest, such Noteholder must comply with the requirements (4) and (5) as set forth in the immediately preceding sentence and comply with the applicable procedures of the Depositary for converting a beneficial interest in a Global Note. The first date on which all of the requirements set forth in the first sentence of this Section 10.02(a) (in the case of a Certificated Note) or the second sentence of this Section 10.02(a) (in the case of a Global Note or a beneficial interest therein) have been satisfied is referred to in this Indenture as the "Conversion Date." The Conversion Agent shall, within one (1) Business Day of any Conversion Date, provide notice to the Company, as set forth in Section 12.03, of the occurrence of such Conversion Date.

        (b)   The Company may satisfy the Conversion Obligation by delivering shares of Common Stock, Cash, or a combination thereof as set forth in this Section 10.02(b). The Company shall inform Noteholders through the Trustee of the method the Company chooses to satisfy the Conversion Obligation (and the Specified Cash Amount, if applicable, as described in the immediately succeeding paragraph) no later than the 25th Scheduled Trading Day prior to the Maturity Date (in respect of Notes converted during the period on or after the 24th Scheduled Trading Day immediately preceding the Maturity Date) and no later than two Trading Days following the applicable Conversion Date (in all other cases), as the case may be. Except to the extent the Company has irrevocably elected Net Share Settlement as described in Section 10.02(c), if the Company does not give notice within the time periods described in the immediately preceding sentence as to how it intends to settle any Conversion Obligation, the Company shall satisfy the Conversion Obligation by delivering solely shares of Common Stock (except for any Cash in lieu of fractional shares).

        If the Company chooses to satisfy any portion of the Conversion Obligation in Cash (except for any Cash in lieu of fractional shares), or if the Company has irrevocably elected Net Share Settlement as described in Section 10.02(c), the Company shall notify holders during the periods set forth in the immediately preceding paragraph of the amount to be satisfied in Cash as a fixed dollar amount per $1,000 principal amount of Notes (the "Specified Cash Amount"); provided that if the Company has previously irrevocably elected Net Share Settlement as described in Section 10.02(c), the Specified Cash Amount must be at least equal to $1,000. If, subsequent to the Company electing Net Share Settlement, the Company fails to timely notify converting Noteholders of the Specified Cash Amount, the Specified Cash Amount shall be deemed to be $1,000.

        The Company shall treat all Holders with the same Cash Settlement Averaging Period in the same manner. The Company shall not, however, have any obligation to settle any Conversion Obligations arising with respect to different Cash Settlement Averaging Periods in the same manner.

        If the Company elects to settle any conversion of Notes by delivering solely shares of Common Stock, such settlement shall occur as soon as practicable after the Company notifies Holders that is has chosen such method of settlement, but in any event within three Business Days of the relevant Conversion Date. Any settlement of a Conversion Obligation made entirely or partially in Cash (other than Cash in lieu of fractional shares) shall occur on the third Business Day immediately following the final Trading Day of the Cash Settlement Averaging Period.

        The amount of Cash and/or number of shares of Common Stock, as the case may be, due upon conversion of Notes shall be determined as follows:

          (1)   If the Company elects to satisfy the entire Conversion Obligation by delivering Common Stock, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to (i) (A) the aggregate principal amount of Notes to be converted divided by (B) 1,000 multiplied by (ii) the Applicable Conversion Rate in effect on the relevant Conversion Date (provided that the Company shall deliver Cash in lieu of fractional shares as described in Section 10.03).

          (2)   If the Company elects to satisfy the entire Conversion Obligation by paying Cash, the Company shall pay to the converting Holder, for each $1,000 principal amount of Notes so converted, Cash in an amount equal to the Conversion Value.

          (3)   If the Company elects to satisfy the Conversion Obligation by delivering or paying, as the case may be, a combination of Cash and Common Stock, or if the Company has irrevocably elected Net Share Settlement pursuant to Section 10.02(c), the Company shall deliver to the converting holder, for each $1,000 principal amount of Notes so converted (x) Cash in an amount equal to the lesser of (A) the Specified Cash Amount (which shall be at least $1,000 if the Company has made an irrevocable Net Share Settlement Election) and (B) the Conversion Value; and (y) if the Conversion Value is greater than the Specified Cash Amount, a number of shares of Common Stock equal to the sum of the Daily Share Amounts for each of the twenty Trading Days in the Cash Settlement Averaging Period (provided that the Company shall deliver Cash in lieu of fractional shares as described in Section 10.03).

        (c)   At any time on or prior to the 30th Scheduled Trading Day prior to the Maturity Date, the Company may irrevocably elect to satisfy the Conversion Obligation with respect to any Notes converted after the date of such election by delivering Cash up to the aggregate principal amount of Notes to be converted, and shares of Common Stock, Cash or a combination thereof in respect of the remainder, if any, of the Conversion Obligation. Such election (a "Net Share Settlement" election) shall be in the Company's sole discretion and shall not require the consent of Noteholders. Upon making a Net Share Settlement election, the Company shall promptly (i) issue a press release and use its reasonable efforts to post such information on its website or otherwise publicly disclose this information or (ii) provide written notice to Noteholders by mailing such notice to Noteholders at their address in the Register (in the case of a Certificated Note), or through the facilities of the Depositary (in the case of a Global Note).

        (d)   A Holder receiving Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the Close of Business on the Conversion Date (if the Company delivers solely Common Stock in respect of the Conversion Obligation pursuant to clause (1) of Section 10.02(b), other than Cash in lieu of fractional shares delivered pursuant to Section 10.03) or the Close of Business on the last Trading Day of the Cash Settlement Averaging Period (if the Company delivers cash in respect of any portion of the Conversion Obligation pursuant to clause (2) or clause (3) of Section 10.02(b), other than Cash in lieu of any fractional shares delivered pursuant to Section 10.03, or if the Company has irrevocably elected Net Share Settlement).

        (e)   No payment or adjustment will be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article 10. Upon conversion of a Note, a Noteholder will not receive, except as described below, any Cash payment representing accrued interest. Instead, accrued interest will be deemed paid by the Cash and/or shares of Common Stock, if any, received by the Noteholder upon conversion. Delivery to the Noteholder of such Cash and/or shares of Common Stock shall thus be deemed to satisfy (1) the Company's obligation to pay the principal amount of a Note, and (2) the Company's obligation to pay any accrued and unpaid interest on the Note. As a result, upon conversion of a Note, accrued and unpaid interest on such Note is deemed paid in full rather than cancelled, extinguished or forfeited.

        (f)    Notwithstanding Section 10.02(e), if Notes are converted after a Record Date but prior to the next succeeding Interest Payment Date, Holders of such notes at the Close of Business on such Record Date will receive the interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Such Notes, upon surrender for conversion, must be accompanied by Cash equal to the amount of interest payable on such Interest Payment Date on the Notes so converted; provided that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Record Date but on or prior to the next succeeding Interest Payment Date, (2) if the Company has specified a Repurchase Date that is after a Record Date but on or prior to the next succeeding Interest Payment Date, (3) with respect to any notes converted after the Record

Date immediately preceding the Maturity Date or (4) to the extent of any Defaulted Interest that exists at the time of conversion with respect to such Note.

        (g)   If a Noteholder converts more than one Note at the same time, the number of shares of Common Stock and the amount of Cash, if any, including Cash in lieu of fractional shares, due upon conversion shall be determined based on the total principal amount of the Notes converted.

        (h)   Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note in an authorized denomination equal in principal amount to the unconverted portion of the Note surrendered.

        Section 10.03.    Fractional Shares.     The Company will not issue a fractional share of Common Stock upon conversion of a Note. Instead, the Company shall pay Cash in lieu of fractional shares based on the Closing Price of Common Stock on the Trading Day prior to the applicable Conversion Date (if the Company delivers solely shares of Common Stock to satisfy the Conversion Obligation, other than such Cash in lieu of fractional shares) or the Closing Price of Common Stock on the last Trading Day of the relevant Cash Settlement Averaging Period (if the Company delivers Cash to satisfy a portion, but less than all, of the Conversion Obligation, other than solely such Cash in lieu of any fractional shares, or if the Company has irrevocably elected Net Share Settlement upon conversion).

        Section 10.04.    Taxes on Conversion.     If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because Common Stock is to be delivered in a name other than the Holder's name.

        Section 10.05.    Company to Provide Common Stock.     The Company shall, from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the delivery in respect of all outstanding Notes of the number of shares of Common Stock due upon conversion (assuming, for purposes of this sentence, that the Company elects to deliver solely shares of Common Stock in respect of the Conversion Obligation).

        Any shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

        The Company will comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which Common Stock is then listed or quoted.

        In addition, if any shares of Common Stock that would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares of Common Stock may be issued upon such conversion, the Company will cause such shares of Common Stock to be duly registered or approved, as the case may be.

        Section 10.06.    Adjustment for Change in Capital Stock.     (a) If the Company shall, at any time and from time to time while any of the Notes are outstanding, issue dividends or make distributions on Common Stock payable in shares of Common Stock, then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Date for such dividend or distribution by a fraction:

            (i)  the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Date for such dividend or distribution, plus the total number of shares of Common Stock constituting such dividend or distribution; and

           (ii)  the denominator of which shall be the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding such Ex-Date.

        If any dividend or distribution of the type described in this Section 10.06 is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. In no event shall the Conversion Rate be decreased pursuant to this Section 10.06.

        (b)   If the Company shall, at any time or from time to time while any of the Notes are outstanding, subdivide or reclassify outstanding shares of Common Stock into a greater number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such subdivision or reclassification becomes effective shall be proportionately increased, and conversely, if the Company shall, at any time or from time to time while any of the Notes are outstanding, combine or reclassify outstanding shares of Common Stock into a smaller number of shares of Common Stock, then the Conversion Rate in effect at the opening of business on the day upon which such combination or reclassification becomes effective shall be proportionately decreased. In each such case, the Conversion Rate shall be adjusted by multiplying such Conversion Rate by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such subdivision, combination or reclassification and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such subdivision, combination or reclassification. Such increase or reduction (solely in the case of any combination or reclassification of outstanding shares of Common Stock into a smaller number of shares of Common Stock), as the case may be, shall become effective immediately after the opening of business on the day upon which such subdivision, combination or reclassification becomes effective.

        Section 10.07.    Adjustment for Rights, Options or Warrants Issue.     If the Company shall, at any time or from time to time while the Notes are outstanding, distribute to all holders of Common Stock rights, options or warrants to purchase shares of Common Stock for a period expiring within 60 days after the record date for such distribution at less than the average of the Closing Prices of Common Stock for the five consecutive Trading Days immediately preceding the first public announcement of such distribution, then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Date for such distribution by a fraction:

          (x)   the numerator of which shall be the number of shares of Common Stock outstanding at the Close of Business on the Business Day immediately preceding the Ex-Date for such distribution, plus the total number of additional shares of Common Stock so offered for purchase; and

          (y)   the denominator of which shall be the number of shares of Common Stock outstanding on the Close of Business on the Business Day immediately preceding the Ex-Date for such distribution, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the Current Market Price of Common Stock on the first public announcement date for such distribution (determined by multiplying such total number of shares of Common Stock so offered by the exercise price of such rights, options or warrants and dividing the product so obtained by such Current Market Price).

        Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such distribution.

        To the extent that shares of Common Stock are not delivered pursuant to such rights or upon the expiration or termination of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights, options or warrants are not so distributed, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the Ex-Date for such distribution had not occurred. In determining whether any rights, options or warrants entitle the holders to purchase shares of Common Stock at less than the average of the Closing Prices for the five consecutive Trading Days immediately preceding the first public announcement of the relevant distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights, options or warrants and the value of such consideration if other than Cash, to be determined in good faith by the Board of Directors. In no event shall the Conversion Rate be decreased pursuant to this Section 10.07.

        If the Company elects to make a distribution described in this Section 10.07 that has a per share of Common Stock value equal to more than 15% of the Closing Price of Common Stock on the day preceding the declaration date for such distribution, the Company will be required to give notice to Holders at least 35 Business Days prior to the Ex-Date for such distribution.

        Section 10.08.    Adjustment for Other Distributions.

        (a)   If the Company shall, at any time or from time to time while the Notes are outstanding, distribute to all holders of Common Stock any of its Capital Stock, assets (including shares of any Subsidiary of the Company or business unit of the Company), or debt securities or rights to purchase securities of the Company (excluding (x) any dividends or distributions described in Section 10.06, (y) any rights, options or warrants described in Section 10.07 and (z) any dividends or other distributions described in Section 10.09 (such Capital Stock, assets, debt securities or rights to purchase securities of the Company hereinafter in this Section 10.08 called the "Distributed Assets")), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Date for such distribution by a fraction:

            (i)  the numerator of which will be the Current Market Price of Common Stock, and

           (ii)  the denominator of which will be the Current Market Price of Common Stock on the Business Day immediately preceding the Ex-Date for such distribution, minus the fair market value, as determined by the Board of Directors, of the portion of Distributed Assets so distributed applicable to one share of Common Stock;

        Such increase shall become effective immediately after the opening of business on the Ex-Date for such distribution; provided that if "the fair market value, as determined by the Board of Directors, of the portion of Distributed Assets so distributed applicable to one share of Common Stock" as set forth above is equal to or greater than "the Current Market Price of Common Stock on the Business Day immediately preceding the Ex-Date for such distribution" as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall receive on the date on which the Distributed Assets are distributed to holders of Common Stock, for each $1,000 principal amount of Notes, the amount of Distributed Assets such Noteholder would have received had such Noteholder owned a number of shares of Common Stock equal to the Conversion Rate on the record date for such distribution. In the event that such distribution is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such distribution had not been declared. In no event shall the Conversion Rate be decreased pursuant to this Section 10.08(a).

        If the Board of Directors determines the fair market value of any distribution for purposes of this Section 10.08(a) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the "Reference Period") used in computing the Current Market Price for purposes of clause (i) above, unless the Board of Directors determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holders.

        (b)   Notwithstanding anything to the contrary in this Section 10.08, if the Company distributes Capital Stock of, or similar equity interests in, a Subsidiary of the Company or other business unit of the Company (a "Spin-Off"), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the fifteenth Trading Day immediately following the Ex-Date for such Spin-Off by a fraction:

          (x)   the numerator of which will be the sum of (A) the average of the Closing Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the Ex-Date for the Spin-Off and (B) the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the Ex-Date for the Spin-Off; and

          (y)   the denominator of which is the average of the Closing Prices of Common Stock over the ten consecutive Trading Day period immediately following, and including, the fifth Trading Day after the Ex-Date for the Spin-Off.

        In no event shall the Conversion Rate be decreased pursuant to this Section 10.08(b).

        (c)   If the Company elects to make a distribution described in Section 10.08(a) or Section 10.08(b) that has a per share of Common Stock value equal to more than 15% of the Closing Price of Common Stock on the day preceding the declaration date for such distribution, the Company will be required to give notice to Holders at least 35 Business Days prior to the Ex-Date for such distribution.

        Section 10.09.    Adjustment for Cash Dividends.     If the Company shall, at any time or from time to time while any of the Notes are outstanding, distribute dividends or make other distributions paid entirely in Cash to all or substantially all holders of Common Stock (other than (x) distributions described in Section 10.10 below or (y) any dividend or distribution in connection with the Company's liquidation, dissolution or winding up), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Ex-Date for such dividend or distribution by a fraction:

          (x)   the numerator of which will be the Current Market Price of Common Stock; and

          (y)   the denominator of which will be the Current Market Price per share of Common Stock on the Business Day immediately preceding the Ex-Date for such dividend or distribution, minus the amount per share of such dividend or distribution.

        Such adjustment shall become effective immediately after the opening of business on the Ex-Date for such distribution or dividend; provided that if "the amount per share of such dividend or distribution" as set forth above is equal to or greater than "the Current Market Price per share of Common Stock on the Business Day immediately preceding the Ex-Date for such dividend or distribution" as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Noteholder shall have the right to receive on the date on which the relevant Cash dividend or distribution is distributed to holders of Common Stock, for each $1,000 principal amount of Notes upon conversion, the amount of Cash such Noteholder would have received had such Noteholder owned a number of shares equal to the Conversion Rate on the Record Date for such dividend or distribution. In the event that such distribution or dividend is not so made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

        In no event shall the Conversion Rate be decreased pursuant to this Section 10.09.

        If the Company elects to make a distribution described in this Section 10.09 that has a per share of Common Stock value equal to more than 15% of the Closing Price of Common Stock on the day preceding the declaration date for such distribution, the Company will be required to give notice to Holders at least 35 Business Days prior to the Ex-Date for such distribution.

        Section 10.10.    Adjustment for Tender Offer.     If the Company or any of its Subsidiaries shall, at any time or from time to time, while any of the Notes are outstanding, distribute Cash or other consideration in respect of a tender offer or exchange offer for Common Stock, where such Cash and the value of any such other consideration per share of Common Stock validly tendered or exchanged exceeds the Closing Price of Common Stock on Trading Day immediately following the last date (such last date, the "Expiration Date") on which tenders or exchanges may be made pursuant to the tender or exchange offer, then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the Business Day immediately following the Trading Day immediately following the Expiration Date by a fraction:

          (x)   the numerator of which will be the sum of (A) the fair market value, as determined by the Board of Directors, of the aggregate consideration payable for all shares of Common Stock that the Company purchases in such tender or exchange offer and (B) the product of the number of shares of Common Stock outstanding, less the number of shares of Common Stock purchased in the relevant tender offer or exchange offer (the "Purchased Shares"), and the Closing Price of Common Stock on the Trading Day immediately following the Expiration Date; and

          (y)   the denominator of which will be the product of the number of shares of Common Stock outstanding, including the Purchased Shares, and the Closing Price of Common Stock on the Trading Day immediately following the Expiration Date.

        An adjustment, if any, to the Conversion Rate pursuant to this Section 10.10 shall become effective immediately prior to the opening of business on the second Trading Day immediately following the Expiration Date. In the event that the Company or a Subsidiary of the Company is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer or exchange offer had not been made. If the application of this Section 10.10 to any tender offer or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer or exchange offer under this Section 10.10.

        Section 10.11.    Provisions Governing Adjustment to Conversion Rate.     Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 (and no adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 10.08, and, if applicable, Section 10.23. If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof), except as set forth in Section 10.23. In addition, except as set forth in Section 10.23, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 10.06, Section 10.07, Section 10.08, Section 10.09 or Section 10.10 was made (including any adjustment contemplated in Section 10.23), (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a Cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

        Section 10.12.    Disposition Events.     If any of the following events (a "Disposition Event") occurs:

          (a)   any reclassification of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

          (b)   consolidation, merger, or other combination involving the Company; or

          (c)   sale or conveyance to another Person of all or substantially all of the assets of the Company;

in each case, in which holders of outstanding Common Stock would be entitled to receive Cash, securities or other property for their shares of Common Stock, if a Holder converts its Notes on or after the effective date of any such event, subject to the right of the Company to settle all or a portion of the Conversion Obligation with respect to such Notes in Cash (other than solely Cash in lieu of any fractional shares), and the right of the Company to irrevocably elect Net Share Settlement, Notes will be convertible into, in lieu of the shares of Common Stock otherwise deliverable, the same type (in the same proportions) of consideration received by holders of Common Stock in the relevant event (collectively, "Reference Property").

        If the Company elects to settle all or any portion of the Conversion Obligation in Cash (other than solely Cash in lieu of any fractional shares) or if the Company irrevocably elects Net Share Settlement, Holders shall receive in connection with any conversion (1) Cash in an amount equal to the portion of the Conversion Obligation that Company has elected to settle with Cash (which shall be at least equal to the lesser of (x) the aggregate principal amount of Notes to be converted and (y) the relevant Conversion Value, if the Company has irrevocably elected Net Share Settlement); and (2) in lieu of the shares of Common Stock otherwise deliverable, if any, Reference Property. If the Company elects to settle any conversion in whole or in part by delivering Cash in respect the Conversion Obligation (other than solely Cash in lieu of any fractional shares) or if the Company irrevocably elects Net Share Settlement, the amount of Cash and any Reference Property that the Holders will receive will be based on the Daily Share Amounts of Reference Property and the Applicable Conversion Rate as set forth in Section 10.02.

        If the Disposition Event provides the holders of Common Stock with the right to receive more than a single type of consideration determined based in part upon any form of stockholder election, the Reference Property shall be comprised of the weighted average of the types and amounts of consideration received by the holders of Common Stock upon the occurrence of such event.

        Upon the occurrence of a Disposition Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) permitted under Section 9.02(b) providing for the conversion and settlement of the Notes as set forth in this Indenture. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any Disposition Event, the Reference Property includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3 herein.

        In the event the Company shall execute a supplemental indenture pursuant to this Section 10.12, the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Disposition Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Noteholders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Register provided for in this Indenture, within twenty days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

        Section 10.13.    Adjustment to Conversion Rate Upon a Make-Whole Change in Control; Discretionary Adjustment.     (a) If, after the date hereof, a Change in Control (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (ii) of the definition thereof, a "Make-Whole Change in Control") occurs and a Holder elects to convert its Notes in connection with such Make-Whole Change in Control, the Company will, under certain circumstances, increase the Applicable Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the "Make-Whole Shares"), as described in this Section 10.13. A conversion of Notes will be deemed for these purposes to be "in connection with" a Make-Whole Change in Control if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Change in Control up to, and including, the Business Day immediately prior to the related Repurchase Date (or, in the case of an event that would have been a Change in Control but for the proviso in clause (ii) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Change in Control). Upon surrender of Notes for conversion in connection with a Make-Whole Change in Control, the Company will have the right to deliver, in lieu of shares of Common Stock, including the Make-Whole Shares, Cash or a combination of Cash and shares of Common Stock as described in Section 10.02.

        On or before the 15th day after the occurrence of a Make-Whole Change in Control that does not also constitute a Change in Control, the Company will mail to the Trustee and to all Holders at their addresses shown in the Register of the Registrar, and to beneficial owners as required by applicable law, notice indicating that a Make-Whole Change in Control has occurred.

        (b)   The number of Make-Whole Shares will be determined by reference to the table below and is based on the date which such Make-Whole Change in Control transaction becomes effective (the "Effective Date") and the price paid per share of Common Stock in the Make-Whole Change in Control (in the case of a Make-Whole Change in Control described in clause (ii) of the definition of Change in Control in which holders of Common Stock receive only Cash), or in the case of any other Make-Whole Change in Control, the average of the Closing Prices per share of Common Stock over the five Trading-Day period ending on the Trading Day immediately preceding the Effective Date of such Make-Whole Change in Control (the "Stock Price").

        (c)   The Stock Prices set forth in the first column of the table below will be adjusted as of any date on which the Applicable Conversion Rate is adjusted. The adjusted Stock Prices will equal the Stock Prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Applicable Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment, and the denominator of which is the Applicable Conversion Rate as so adjusted. In addition, the number of Make-Whole Shares will be subject to adjustment in the same manner as the Applicable Conversion Rate as set forth in Section 10.06 through Section 10.10.

Effective Date
Stock Price	May [•], 2007	June 1, 2008	June 1, 2009	June 1, 2010	June 1, 2011	June 1, 2012	June 1, 2013	June 1, 2014

        (d)   If the exact Stock Price and Effective Date is not set forth in the table, then (i) if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Make-Whole Shares issued upon conversion of the Notes will be determined by a straight-line interpolation between the number of Make-Whole Shares set forth for the higher and lower Stock Prices and/or the earlier and later Effective Dates in the table, as applicable, based on a 365-day year, (ii) if the Stock Price is in excess of $[    •    ] per share of Common Stock (subject to adjustment as set forth in Section 10.13(c)), no Make-Whole Shares will be issued upon conversion of the Notes; and (iii) if the Stock Price is less than $[    •    ] per share of Common Stock (subject to adjustment as set forth in Section 10.13(c)), no Make-Whole Shares will be issued upon conversion of the Notes.

        (e)   The Company may make such increases in the Conversion Rate, in addition to those required by Section 10.06, 10.07, 10.08, 10.09 and 10.10 as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

        (f)    To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least twenty (20) days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the

Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

        Section 10.14.    When Adjustment May Be Deferred.     No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% of the Conversion Rate. Any adjustments that are less than 1% of the Conversion Rate will be carried forward and taken into account in determining any subsequent adjustment. In addition, the Company shall make any carry forward adjustments not otherwise effected on each anniversary of the date hereof, upon conversion of any Note, upon required repurchases of the Notes pursuant to Section 3.01, and on each day from and after the 24th Scheduled Trading Day prior to the Maturity Date.

        Section 10.15.    When No Adjustment Required.     (a) No adjustment need be made for a transaction referred to in Section 10.06, 10.07, 10.08, 10.09 or 10.10 if Noteholders participate, without conversion, in the transaction or event that would otherwise give rise to an adjustment pursuant to such Section at the same time as holders of Common Stock participate with respect to such transaction or event and on the same terms as holders of Common Stock participate with respect to such transaction or event as if Noteholders, at such time, held a number of shares of Common Stock equal to the Applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Noteholder, without having to convert their Notes.

        (b)   No adjustment need be made for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase Common Stock or any such security.

        (c)   No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

        (d)   No adjustment need be made for a change in the par value or no par value of Common Stock.

        (e)   To the extent the Notes become convertible pursuant to this Article 10 into Cash, no adjustment need be made thereafter as to the Cash. Interest will not accrue on the Cash.

        (f)    Notwithstanding anything in this Article 10 to the contrary, the Applicable Conversion Rate shall not exceed [    •    ] per $1,000 principal amount of Notes, other than on account of adjustments to the Conversion Rate in the manner set forth in Sections 10.06, 10.07, 10.08, 10.09 and 10.10.

        Section 10.16.    Notice of Adjustment.     Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Noteholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

        Section 10.17.    Notice of Certain Transactions.     If (a) the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.06, 10.07, 10.08, 10.09 or 10.10 (unless no adjustment is to occur pursuant to Section 10.14 or Section 10.15), (b) the Company takes any action that would require a supplemental indenture pursuant to Section 10.12, or (c) there is a liquidation or dissolution of the Company, then the Company shall mail to Noteholders and file with the Trustee and the Conversion Agent a notice stating the proposed Ex-Date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, combination, sale or conveyance. The Company shall file and mail the notice at least 15 days before such date; provided that if the Company elects to make a distribution described in Section 10.07,

Section 10.08, or Section 10.09, and in the case of Section 10.08 or Section 10.09, that has a per share value equal to more than 15% of the Closing Price per share of Common Stock on the day preceding the declaration date for such distribution, the Company shall give notice to Holders at least 35 Business Days prior to the Ex-Date for such distribution. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

        Section 10.18.    Right of Holders to Convert.     Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right to convert its Note in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

        Section 10.19.    Company Determination Final.     The Company shall be responsible for making all calculations called for hereunder and under the Notes. These calculations include, but are not limited to, Conversion Value, the Conversion Date, the Volume Weighted Average Price, the Cash Settlement Averaging Period, the Closing Price, the Conversion Price, the Applicable Conversion Rate and the number of shares of Common Stock, if any, to be issued upon conversion of the Notes. The Company shall make all these calculations using commercially reasonable means and, absent manifest error, the Company's calculations will be final and binding on Noteholders. The Company shall provide a schedule of the Company's calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of the Company's calculations without independent verification.

        Section 10.20.    Trustee's Adjustment Disclaimer.     The Trustee has no duty to determine when an adjustment under this Article 10 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.12 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article 10. Each Conversion Agent shall have the same protection under this Section 10.20 as the Trustee.

        Section 10.21.    Simultaneous Adjustments.     For purposes of Section 10.08, Section 10.06 and Section 10.07, any dividend or distribution to which Section 10.08 is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the debt securities, assets or shares of Capital Stock other than such shares of Common Stock or rights (and any Conversion Rate adjustment required by Section 10.08 with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights (and any further Conversion Rate adjustment required by Section 10.06 and Section 10.07 with respect to such dividend or distribution shall then be made), except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the Close of Business on the Business Day immediately preceding such Ex-Date" within the meaning of Section 10.06.

        Section 10.22.    Successive Adjustments.     After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 shall cause an adjustment to the Conversion Rate as so adjusted.

        Section 10.23.    Rights Issued in Respect of Common Stock Issued Upon Conversion.     Each share of Common Stock issued upon conversion of Notes pursuant to this Article 10 shall be entitled to receive the appropriate number of rights ("Rights"), if any, and the certificates representing Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any rights plan (i.e., a poison pill) adopted by the Company, as the same may be amended form time to time, is in effect, (in each case, a "Shareholders Rights Plan"). Upon conversion of the Notes a Holder will receive, in addition to any Common Stock received in connection with such conversion, the Rights under the Shareholders Rights Plan, unless prior to any conversion, the Rights have separated from Common Stock, in which case the Applicable Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of Common Stock, shares of Company Capital Stock, assets, debt securities or certain rights to purchase securities of the Company as described in Section 10.08, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of Rights pursuant to the Shareholders Rights Plan that would allow a Holder to receive upon conversion, in addition to shares of Common Stock, the Rights described therein (unless such Rights have separated from Common Stock) shall not constitute a distribution of Rights that would entitle the Holder to an adjustment to the Conversion Rate.

        Section 10.24.    Withholding Taxes for Adjustments in Conversion Rate.     The Company may, at its option, set-off withholding taxes due with respect to Notes against payments of Cash and Common Stock on the Notes. In the case of any such set-off against Common Stock delivered upon conversion of the Notes, such Common Stock shall be valued based on the arithmetic average of the Volume Weighted Average Prices for each Trading Day in the relevant Cash Settlement Averaging Period.

ARTICLE 11

Redemption

        Section 11.01.    Right to Redeem; Notices to Trustee.

        (a)   The Notes are not redeemable by the Company prior to June 6, 2011. On or after June 6, 2011, the Notes may be redeemed in whole or in part at the option of the Company if the Closing Price of the Company's Common Stock has been greater than or equal to 130% of Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides notice of redemption.

        (b)   The redemption price at which the Notes are redeemable (the "Redemption Price") shall be payable in Cash and shall be equal to 100% of the principal of Notes to be redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date; provided, however, that if Notes are redeemed on any Interest Payment Date, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date.

        (c)   The Company may not redeem any Notes unless all accrued and unpaid Interest thereon has been or is simultaneously paid for all semi-annual periods or portions thereof terminating prior to the Redemption Date. In addition, the Company may not redeem any Notes or deliver to any Holder of Notes a notice of redemption pursuant to Section 11.03 at any time when there exists any accrued and unpaid Defaulted Interest.

        Section 11.02.    Selection of Notes to be Redeemed.     If less than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed pro rata or by lot or by any other method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of The New York Stock Exchange or any other stock exchange on which the Notes are then listed, as applicable). The Trustee shall make the selection within 7 days from its receipt of the notice from the Company delivered pursuant to Section 11.03 from outstanding Notes not previously called for redemption.

        Notes and portions of them the Trustee selects shall be in principal amounts of $1,000 or integral multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption in whole also apply to Notes called for redemption in part. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

        If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

        Section 11.03.    Notice of Redemption.     At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder of Notes to be redeemed; provided, however, that the Company may not deliver any such notice to any Holder of Notes at any time when there exists any accrued and unpaid Defaulted Interest.

        The notice shall specify the Notes to be redeemed and shall state:

            (i)  the Redemption Date;

           (ii)  the Redemption Price;

          (iii)  the Applicable Conversion Rate and any adjustments thereto;

          (iv)  the name and address of the Paying Agent and Conversion Agent;

           (v)  that Notes called for redemption may be converted at any time before the close of business on the Business Day immediately preceding the Redemption Date; and

          (vi)  the procedures a Holder must follow to exercise rights under Section 3.01.

        At the Company's written request delivered at least 30 days prior to the date such notice is to be given to the Holders (unless a shorter time period shall be acceptable to the Trustee), the Trustee shall give the notice of redemption to each Holder of Notes to be redeemed in the Company's name and at the Company's expense.

        Section 11.04.    Effect of Notice of Redemption.     Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Notes that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price stated in the notice.

        Section 11.05.    Deposit of Redemption Price.     Prior to 12:00 p.m. (New York City time) on or prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary of the Company or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such Trading Day) sufficient to pay the aggregate Redemption Price of all the Notes or portions thereof which are to be redeemed as of the Redemption Date.

        If the Paying Agent holds money sufficient to pay the Redemption Price with respect to the Notes to be redeemed on the Redemption Date in accordance with the terms of this Indenture, then, immediately on and after the Redemption Date, interest on such Notes shall cease to accrue, whether or not the Notes are delivered to the Paying Agent, and all other rights of the Holders of such Notes shall terminate, other than the right to receive the Redemption Price upon delivery of such Notes.

        Section 11.06.    Notes Redeemed in Part.     Any Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Note, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not redeemed.

ARTICLE 12

Payment of Interest

        Section 12.01.    Interest Payments.     Interest on any Note that is payable, and is punctually paid or duly provided for, on any applicable Interest Payment Date shall be paid to the Person in whose name that Note is registered at the Close of Business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Each installment of interest payable in Cash on any Note shall be paid in same-day funds by transfer to an account maintained by the payee located inside the United States, if the Trustee shall have received proper wire transfer instructions from such payee not later than the related Regular Record Date or, if no such instructions have been received by check drawn on a bank in the United States mailed to the payee at its address set forth on the Registrar's books. In the case of a Global Note, interest payable on any applicable payment date will be paid by wire transfer of same-day funds to the Depositary for the purpose of permitting such party to credit the interest received by it in respect of such Global Note to the accounts of the beneficial owners thereof.

        Section 12.02.    Defaulted Interest.     Any interest on any Note that is payable, but is not punctually paid or duly provided for, within 30 days following any applicable payment date (herein called "Defaulted Interest", which term shall include any accrued and unpaid interest that has accrued on such defaulted amount in accordance with paragraph 1 of the Notes), shall forthwith cease to be payable to the registered Holder thereof on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below.

        (a)   The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Notes are registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall not be less than 20 days after such notice is received by the Trustee), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 20 days and not less than 15 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (the "Special Record Date"). The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears on the list of Noteholders maintained pursuant to Section 2.05 not less than 25 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes are registered at the Close of Business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

        (b)   The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

        Section 12.03.    Interest Rights Preserved.     Subject to the foregoing provisions of this Article 12 and Section 2.06, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Notes.

ARTICLE 13

Miscellaneous

        Section 13.01.    Trust Indenture Act of 1939.     This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

        Section 13.01.    Noteholder Communications; Noteholder Actions.     (a) The rights of Holders to communicate with other Holders with respect to this Indenture or the Notes are as provided by the Trust Indenture Act, and the Company and the Trustee shall comply with the requirements of Trust Indenture Act Sections 312(a) and 312(b). Neither the Company nor the Trustee will be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

        (b)   (i) Any request, demand, authorization, direction, notice, consent to amendment, supplement or waiver or other action provided by this Indenture to be given or taken by a Holder (an "act") may be evidenced by an instrument signed by the Holder delivered to the Trustee. The fact and date of the execution of the instrument, or the authority of the person executing it, may be proved in any manner that the Trustee deems sufficient.

           (ii)  The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.

        (c)   Any act by the Holder of any Note binds that Holder and every subsequent Holder of a Note that evidences the same debt as the Note of the acting Holder, even if no notation thereof appears on the Note. Subject to paragraph (d), a Holder may revoke an act as to its Notes, but only if the Trustee receives the notice of revocation before the date the amendment or waiver or other consequence of the act becomes effective.

        (d)   The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to act with respect to any amendment or waiver or in any other regard, except that during the continuance of an Event of Default, only the Trustee may set a record date as to notices of Default, any declaration or acceleration or any other remedies or other consequences of the Event of Default. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date. No act will be valid or effective for more than 90 days after the record date.

        Section 13.03.    Notices.     (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed. Any notice to the Trustee will be effective only upon receipt. In each case the notice or communication should be addressed as follows:

        if to the Company:

    Micron Technology, Inc.
    8000 South Federal Way
    Boise, Idaho 83716
    Attention: General Counsel
    Tel: (208) 368-4000
    Fax: (208) 368-4540

        with a copy to:

    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    650 Page Mill Road
    Palo Alto, California 94304
    Attention: John A. Fore
    Tel: (650) 493-9300
    Fax: (650) 493-6811

        if to the Trustee:

    Wells Fargo Bank, National Association
    Sixth and Marquette
    MAC N9303-120
    Minneapolis, MN 55479
    Attention: Corporate Trust Services
    Tel: (612) 667-2344
    Fax: (612) 667-9825

        The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

        (b)   Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Register by first class mail or, as to any Global Note registered in the name of the Depository or its nominee, as agreed by the Company, the Trustee and the Depository. Copies of any notice or communication to a Holder, if given by the Company, will be mailed to the Trustee at the same time. Any defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.

        (c)   Where this Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice. Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

        Section 13.04.    Communication by Holders with Other Holders.     Noteholders may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

        Section 13.05.    Certificate and Opinion as to Conditions Precedent.     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1)   an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel stating that all such conditions precedent have been complied with.

Notwithstanding the foregoing, no such Opinion of Counsel shall be required with respect to the authentication and delivery of any Initial Notes or Additional Notes.

        Section 13.06.    Statements Required in Certificate or Opinion.     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

          (1)   a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in the certificate or opinion is based;

          (3)   a statement that, in the opinion of each such person, that person has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with, provided that an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials with respect to matters of fact.

        Section 13.07.    Legal Holiday.     A "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding day that is not a Legal Holiday, and, if the action to be taken on such date is a payment in respect of the Notes, interest shall accrue for the intervening period.

        Section 13.08.    Rules by Trustee, Paying Agent, Conversion Agent and Registrar.     The Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

        Section 13.09.    Governing Law.     THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

        Section 13.10.    No Adverse Interpretation of Other Agreements.     This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company, and no such indenture or loan or debt agreement may be used to interpret this Indenture.

        Section 13.11.    Successors.     All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successor.

        Section 13.12.    Counterparts.     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

        Section 13.13.    Severability.     In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

        Section 13.14.    Table of Contents and Headings.     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and in no way modify or restrict any of the terms and provisions of this Indenture.

        Section 13.15.    No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.     No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

MICRON TECHNOLOGY, INC., as Issuer
By:	Name: Title:
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	Name: Title:

EXHIBIT A

[FACE OF NOTE]

Micron Technology, Inc.

[    •    ]% Convertible Senior Note due June 1, 2014

        No. [        ]

                      CUSIP [    •    ]

                      ISIN [    •    ]

        Micron Technology, Inc., a Delaware corporation (the "Company," which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to Cede & Co. or its registered assigns, the principal sum [of            ] [set forth on Schedule I hereto]* on June 1, 2014.

        Initial Interest Rate: [    •    ]% per annum.

        Interest Payment Dates: June 1 and December 1, commencing December 1, 2007.

        Regular Record Dates: May 15 and November 15.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

*
This schedule should be included only if the Note is a Global Note.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

Date: May [•], 2007	MICRON TECHNOLOGY, INC.
	By:	Name: Title:

(Form of Trustee's Certificate of Authentication)

        This is one of the [    •    ]% Convertible Senior Notes due June 1, 2014 described in the Indenture referred to in this Note.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee
By:	Authorized Signatory

[REVERSE SIDE OF NOTE]

Micron Technology, Inc.

[    •    ]% Convertible Senior Note due June 1, 2014

        1.    Principal and Interest.

        The Company promises to pay the principal of this Note on June 1, 2014.

        The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth on the face of this Note, at the rate of [    •    ]% per annum.

        Interest will be payable semiannually (to the holders of record of the Notes at the Close of Business on the June 1 or December 1 immediately preceding the interest payment date) on each interest payment date, commencing December 1, 2007.

        Interest on this Note will accrue from the most recent date to which interest has been paid or provided for on this Note or the Note surrendered in exchange for this Note or, if no interest has been paid, from May [    •    ], 2007, through the day before each Interest Payment Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

        The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at a rate per annum that is 1% in excess of [    •    ]%. Defaulted Interest shall be paid to the Persons that are Holders on a Special Record Date, which will established as set forth in the Indenture referred to below.

        2.    Method of Payment.

        Subject to the terms and conditions of the Indenture, the Company shall pay interest on this Note to the person who is the Holder of this Note at the Close of Business on the Regular Record Date next preceding the related Interest Payment Date. The Company will pay any Cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

        3.    Paying Agent, Conversion Agent and Registrar.

        Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar. The Company may maintain deposit accounts and conduct other banking transactions with the Trustee in the normal course of business.

        4.    Indenture.

        This is one of the Notes issued under an Indenture dated as of May [    •    ], 2007 (as amended from time to time, the "Indenture"), between the Company and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control. The Notes are general unsecured obligations of the Company.

        5.    Repurchase at the Option of the Holders upon Change in Control.

        Upon the occurrence of a Change in Control, a Holder has the right, at such Holder's option, to require the Company to repurchase all of such Holder's Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Date at a price equal to the Repurchase Price.

        6.    Redemption at the Option of the Company.

        No sinking fund is provided for the Notes. The Notes are redeemable as a whole, or from time to time in part, at any time commencing on June 6, 2011 at the option of the Company if the Closing Price of the Company's Common Stock has been greater than or equal to 130% of Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period ending within five Trading Days prior to the date on which the Company provides notice of redemption. The redemption price (the "Redemption Price") for any such redemption is equal to 100%, expressed as a percentage of the Principal Amount of Notes to be redeemed, together with accrued and unpaid interest to, but excluding, the Redemption Date.

        7.    Conversion.

        Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert this Note or portion thereof that is $1,000 or an integral multiple thereof, into Common Stock, Cash or a combination thereof, at the Company's election, at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

        8.    Defaults and Remedies.

        Subject to certain exceptions, if an Event of Default, other than a Bankruptcy Default, occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate of the outstanding principal amount of the Notes, by written notice to the Company (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders may, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and interest will become immediately due and payable. If a Bankruptcy Default occurs, the principal of and accrued interest on the Notes then outstanding will become immediately due and payable automatically without any declaration or other act on the part of the Trustee or any Holder.

        9.    Amendment and Waiver.

        Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or this Note to, among other things, cure any ambiguity, omission, defect or inconsistency in the Indenture or this Note that does not adversely affect the rights of any Holder of the Notes.

        10.    Registered Form; Denominations; Transfer; Exchange.

        The Notes are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees as set forth in the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

        11.    Persons Deemed Owners.

        The registered Holder of this Note may be treated as the owner of this Note for all purposes.

        12.    Unclaimed Money or Notes.

        Subject to applicable abandoned property law, the Trustee and each Paying Agent shall pay or deliver, as the case may be, to the Company upon request any money, Common Stock or other consideration held by them for the payment of the principal amount of (including the relevant Repurchase Price or Redemption Price) and interest on, or the amount due in connection with any conversion of, this Note that remains unclaimed for two years after a right to such money, Common Stock or other consideration has matured.

        13.    Trustee Dealings with the Company.

        The Trustee, in its individual or any other capacity, may become the owner or pledgee of this Note and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.

        14.    No Recourse Against Others.

        No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of, or by reason of, such obligations. Each Holder of this Note by accepting this Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of this Note.

        15.    Authentication.

        This Note shall not be valid until an authorized officer of the Trustee signs manually the Trustee's Certificate of Authentication on the other side of this Note.

        16.    Governing Law.

        THE INDENTURE AND THE NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

        17.    Abbreviations.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

        The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

        FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

Your Signature:
Date:
(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:
By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Micron Technology, Inc.
8000 South Federal Way
Boise, Idaho 83716
Attention: General Counsel
Fax: [                        ]

Wells Fargo Bank, National Association
Sixth and Marquette
MAC N9303-120
Minneapolis, MN 55479
Attention: Corporate Trust Services
Fax: (612) 667-9825

CONVERSION NOTICE

        To convert this Note, check the box: / /

        To convert only part of this Note, state the principal amount to be converted (must be $1,000 principal amount or an integral multiple of $1,000 principal amount): $                        .

        If you want the Cash paid to another person or the stock certificate, if any, made out in another person's name, fill in the form below:

(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Your Signature:
Date:
(Sign exactly as your name appears on the other side of this Note)
*Signature guaranteed by:
By:

*
The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Schedule I*

No. [    ]

        The initial principal amount of this Global Note is $1,100,000,000.

Date	Principal Amount of this Global Note	Notation Explaining Change in Principal Amount	Authorized Signature of Trustee

*
This schedule should be included only if the Note is a Global Note.

EXHIBIT B

DTC LEGEND

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

B-1

QuickLinks

Micron Technology, Inc.
TABLE OF CONTENTS
RECITALS
THIS INDENTURE WITNESSETH
ARTICLE 1 Definitions and Incorporation by Reference
  Section 1.01. Definitions.
  Section 1.02. Other Definitions.
  Section 1.03. Incorporation by Reference of Trust Indenture Act.
  Section 1.04. Rules of Construction.
  Section 1.05. Acts of Holders.
ARTICLE 2 The Notes
  Section 2.01. Form, Dating and Denominations; Legends.
  Section 2.02. Execution And Authentication.
  Section 2.03. Registrar, Paying Agent and Conversion Agent.
  Section 2.04. Paying Agent to Hold Money in Trust.
  Section 2.05. Noteholder Lists.
  Section 2.06. Transfer and Exchange.
  Section 2.07. Replacement Notes.
  Section 2.08. Outstanding Notes.
  Section 2.09. Treasury Notes.
  Section 2.10. Temporary Notes.
  Section 2.11. Cancellation.
  Section 2.12. CUSIP Numbers.
  Section 2.13. Book-Entry Provisions for Global Notes.
ARTICLE 3 Repurchases
  Section 3.01. Repurchase at the Option of the Holders Upon Change in Control or Termination of Trading.
  Section 3.02. Effect of Repurchase Notice.
  Section 3.03. Deposit of Repurchase Price.
  Section 3.04. Notes Repurchased in Part.
  Section 3.05. Covenant to Comply with Securities Laws upon Repurchase of Notes.
ARTICLE 4 Covenants
  Section 4.01. Payment of Notes.
  Section 4.02. Maintenance of Office or Agency.
  Section 4.03. Existence.
  Section 4.04. Annual Reports.
  Section 4.05. Reports to Trustee.
  Section 4.06. Stay, Extension and Usury Laws.
ARTICLE 5 Consolidation, Merger, Sale or Lease of Assets
  Section 5.01. Consolidation, Merger, Sale or Lease of Assets by the Company.
ARTICLE 6 Default and Remedies
  Section 6.01. Events of Default.
  Section 6.02. Acceleration.
  Section 6.03. Other Remedies.
  Section 6.04. Waiver of Past Defaults.
  Section 6.05. Control by Majority.
  Section 6.06. Limitation on Suits.
  Section 6.07. Rights of Holders to Receive Payment.
  Section 6.08. Collection Suit by Trustee.
  Section 6.09. Trustee May File Proofs of Claim.
  Section 6.10. Priorities.
  Section 6.11. Restoration of Rights and Remedies.
  Section 6.12. Undertaking for Costs.
  Section 6.13. Rights and Remedies Cumulative.
  Section 6.14. Delay or Omission Not Waiver.
  Section 6.15. Failure to File.
ARTICLE 7 The Trustee
  Section 7.01. General.
  Section 7.02. Certain Rights of Trustee.
  Section 7.03. Individual Rights of Trustee.
  Section 7.04. Trustee's Disclaimer.
  Section 7.05. Notice of Default.
  Section 7.06. Reports by Trustee to Holders.
  Section 7.07. Compensation and Indemnity.
  Section 7.08. Replacement of Trustee.
  Section 7.09. Successor Trustee by Merger.
  Section 7.10. Eligibility.
  Section 7.11. Money Held in Trust.
ARTICLE 8 Discharge
  Section 8.01. Satisfaction and Discharge of this Indenture.
  Section 8.02. Application of Trust Money.
  Section 8.03. Repayment to Company.
  Section 8.04. Reinstatement.
ARTICLE 9 Amendments, Supplements and Waivers
  Section 9.01. Amendments Without Consent of Holders.
  Section 9.02. Amendments With Consent of Holders.
  Section 9.03. Effect of Consent.
  Section 9.04. Trustee's Rights and Obligations.
  Section 9.05. Conformity With Trust Indenture Act.
  Section 9.06. Payments for Consents.
ARTICLE 10 Conversion
  Section 10.01. Conversion Privilege.
  Section 10.02. Conversion Procedures; Conversion Settlement.
  Section 10.03. Fractional Shares.
  Section 10.04. Taxes on Conversion.
  Section 10.05. Company to Provide Common Stock.
  Section 10.06. Adjustment for Change in Capital Stock.
  Section 10.07. Adjustment for Rights, Options or Warrants Issue.
  Section 10.08. Adjustment for Other Distributions .
  Section 10.09. Adjustment for Cash Dividends.
  Section 10.10. Adjustment for Tender Offer.
  Section 10.11. Provisions Governing Adjustment to Conversion Rate.
  Section 10.12. Disposition Events.
  Section 10.13. Adjustment to Conversion Rate Upon a Make-Whole Change in Control; Discretionary Adjustment.
  Section 10.14. When Adjustment May Be Deferred.
  Section 10.15. When No Adjustment Required.
  Section 10.16. Notice of Adjustment.
  Section 10.17. Notice of Certain Transactions.
  Section 10.18. Right of Holders to Convert.
  Section 10.19. Company Determination Final.
  Section 10.20. Trustee's Adjustment Disclaimer.
  Section 10.21. Simultaneous Adjustments.
  Section 10.22. Successive Adjustments.
  Section 10.23. Rights Issued in Respect of Common Stock Issued Upon Conversion.
  Section 10.24. Withholding Taxes for Adjustments in Conversion Rate.
ARTICLE 11 Redemption
  Section 11.01. Right to Redeem; Notices to Trustee.
  Section 11.02. Selection of Notes to be Redeemed.
  Section 11.03. Notice of Redemption.
  Section 11.04. Effect of Notice of Redemption.
  Section 11.05. Deposit of Redemption Price.
  Section 11.06. Notes Redeemed in Part.
ARTICLE 12 Payment of Interest
  Section 12.01. Interest Payments.
  Section 12.02. Defaulted Interest.
  Section 12.03. Interest Rights Preserved.
ARTICLE 13 Miscellaneous
  Section 13.01. Trust Indenture Act of 1939.
  Section 13.01. Noteholder Communications; Noteholder Actions.
  Section 13.03. Notices.
  Section 13.04. Communication by Holders with Other Holders.
  Section 13.05. Certificate and Opinion as to Conditions Precedent.
  Section 13.06. Statements Required in Certificate or Opinion.
  Section 13.07. Legal Holiday.
  Section 13.08. Rules by Trustee, Paying Agent, Conversion Agent and Registrar.
  Section 13.09. Governing Law.
  Section 13.10. No Adverse Interpretation of Other Agreements.
  Section 13.11. Successors.
  Section 13.12. Counterparts.
  Section 13.13. Severability.
  Section 13.14. Table of Contents and Headings.
  Section 13.15. No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.
  1. Principal and Interest.
  2. Method of Payment.
  3. Paying Agent, Conversion Agent and Registrar.
  4. Indenture.
  5. Repurchase at the Option of the Holders upon Change in Control.
  6. Redemption at the Option of the Company.
  7. Conversion.
  8. Defaults and Remedies.
  9. Amendment and Waiver.
  10. Registered Form; Denominations; Transfer; Exchange.
  11. Persons Deemed Owners.
  12. Unclaimed Money or Notes.
  13. Trustee Dealings with the Company.
  14. No Recourse Against Others.
  15. Authentication.
  16. Governing Law.
  17. Abbreviations.
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